UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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FINLAY ENTERPRISES, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FINLAY ENTERPRISES, INC.

529 Fifth Avenue

New York, New York 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 19, 2007

To the Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of Finlay Enterprises, Inc. (the “Company”) will be held on June 19, 2007 at 9:30 a.m. (local time) at 529 Fifth Avenue, New York, New York, for the following purposes:

1.         To elect three members to the Board of Directors to serve until the expiration of their respective terms of office and until their successors are duly elected and qualified;

2.         To consider and vote upon a proposal to approve the extension of the Company’s 1997 Long Term Incentive Plan and the merger of the Company’s Long Term Incentive Plan (adopted in 1993) and 1997 Long Term Incentive Plan (as extended) into the Company’s 2007 Long Term Incentive Plan;

3.         To consider and vote upon a proposal to approve the Company’s Cash Bonus Plan to allow for awards to be deductible under Section 162(m) of the Internal Revenue Code which will replace the Company’s 2004 Cash Bonus Plan and coordinate the effective dates and stockholder approval requirements of the 2007 Plan and the Cash Bonus Plan; and

4.         To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed May 4, 2007 as the record date for the determination of the stockholders entitled to notice of and to vote at such meeting or any adjournment thereof, and only stockholders of record at the close of business on that date are entitled to notice of and to vote at such meeting.

A COPY OF THE COMPANY’S ANNUAL REPORT FOR THE FISCAL YEAR ENDED FEBRUARY 3, 2007 IS ENCLOSED HEREWITH.

You are cordially invited to attend the meeting. Whether or not you plan to attend, you are urged to complete, date and sign the enclosed proxy and return it promptly. If you receive more than one form of proxy, it is an indication that your shares are registered in more than one account, and each such proxy must be completed and returned if you wish to vote all of your shares eligible to be voted at the meeting.

By Order of the Board of Directors

Bonni G. Davis
Vice President, Corporate Secretary and General Counsel
Dated:	May 18, 2007

YOUR VOTE IS IMPORTANT.

THE ATTACHED PROXY STATEMENT SHOULD BE READ CAREFULLY. STOCKHOLDERS ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY GIVING WRITTEN NOTICE TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE PREVIOUSLY SENT IN YOUR PROXY. IF YOU HOLD SHARES IN “STREET NAME” THROUGH A BROKER OR OTHER NOMINEE AND YOU PLAN TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST BRING WITH YOU A PROXY OR LETTER FROM YOUR BROKER OR NOMINEE TO CONFIRM OWNERSHIP OF YOUR SHARES.

i

Proposal No. 2 - Extension of Finlay Enterprises, Inc. 1997 Long
Term Incentive Plan and Approval of Merger of Finlay Enterprises, Inc.
Long Term Incentive Plan (adopted in 1993) and the Finlay Enterprises, Inc.
1997 Long Term Incentive Plan (as extended) into the Finlay Enterprises, Inc.
2007 Long Term Incentive Plan	47
Equity Compensation Plan Information	56
Proposal No. 3 - Approval of the Finlay Enterprises, Inc. Cash Bonus Plan	57
Stockholder Proposals	59
Other Information	59

Annex A – Amendment to Finlay Enterprises, Inc. 1997 Long Term Incentive Plan	A-1
Annex B – Finlay Enterprises, Inc. 2007 Long Term Incentive Plan	B-1
Annex C – Finlay Enterprises, Inc. Cash Bonus Plan	C-1

ii

FINLAY ENTERPRISES, INC.

529 Fifth Avenue

New York, New York 10017

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Finlay Enterprises, Inc. (the “Company”) pursuant to this proxy statement (to be mailed on or about May 18, 2007) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the time and place shown in the attached Notice of Annual Meeting of Stockholders. Shares represented by properly executed proxies, if returned in time, will be voted at the Annual Meeting as specified or, if not otherwise specified, in favor of the election as directors of the nominees named in Proposal No. 1, in favor of Proposal No. 2 and in favor of Proposal No. 3. Such proxies are revocable at any time before they are exercised by written notice to the Corporate Secretary of the Company or by your requesting the return of the proxy at the Annual Meeting. Any later dated proxies will revoke proxies submitted earlier. If you hold shares in “street name” through a broker or nominee and you plan to attend the meeting and wish to vote in person at the meeting, you must bring with you a proxy or letter from your broker or nominee to confirm ownership of your shares.

RECORD DATE

The record date for the determination of holders of common stock, par value $.01 per share, of the Company (“common stock”) who are entitled to notice of and to vote at the Annual Meeting is May 4, 2007 (the “Record Date”).

VOTING SECURITIES

As of the Record Date, 9,219,428 shares of common stock of the Company were outstanding. Holders of record of common stock as of such date will be entitled to one vote for each share held. A majority of all shares of common stock outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum. Abstentions and broker non-votes are considered present for purposes of determining whether the quorum requirement is met. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner as to how to vote the shares.

If you are the beneficial owner of shares held in “street name” through a broker and do not give instructions to your broker, in certain circumstances your broker has discretionary power to vote your shares. For example, if you do not give instructions to your broker, and your broker is a member of the New York Stock Exchange, under the rules of the New York Stock Exchange your broker can exercise discretionary power to vote your shares with respect to “routine” items, but is not permitted to vote your shares with respect to “non-routine” items. Proposal No. 1 to elect directors and Proposal No. 3 to approve the Company’s Cash Bonus Plan described in this proxy statement are considered “routine” items by the New York Stock Exchange. Brokers who are not members of the New York Stock Exchange may not be able to exercise discretionary voting with respect to even routine items depending on the rules of the exchange or market of which the broker is a member. Proposal No. 2 to approve the extension of the Company’s 1997 Long Term Incentive Plan (the “1997 Plan”) and the merger of the Company’s Long Term Incentive Plan (adopted in 1993) (the “1993 Plan”) and 1997 Plan (as extended) into the Company’s new 2007 Long Term Incentive Plan is considered a “non-routine” item by the New York Stock Exchange. Therefore, brokers who are members of the New York Stock Exchange will not be permitted to vote shares with respect to Proposal No. 2 for which they do not receive instructions.

With respect to the matters to come before the stockholders at the Annual Meeting, the election of directors (Proposal No. 1) shall be determined by a plurality of the votes cast by shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only shares that are voted in favor of a particular nominee will be counted towards such nominee’s achievement of a plurality. Shares present at the Annual Meeting that are not voted for a particular nominee, shares present by proxy where the stockholder properly withholds authority to vote for such nominee, and broker non-votes will not be counted towards such nominee’s achievement of a plurality.

Proposals Nos. 2 and 3 shall each be determined by the affirmative vote of a majority of the votes cast on the proposal by shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only shares that are voted for or against each proposal will be taken into account. With respect to Proposals Nos. 2 and 3, if the stockholder abstains from voting or directs his proxy to abstain from voting, the shares are considered present at the Annual Meeting, but are not considered as votes cast and therefore are not counted in respect of such matter. Similarly, with respect to failures to vote and broker non-votes in such matter, the shares are not considered as votes cast and therefore are not counted in respect of such matter. Abstentions from voting, failures to vote and broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority of the votes cast for such matter by reducing the total number of shares from which the majority is calculated.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of the common stock of the Company as of the Record Date by (i) each person who, to the knowledge of the Company, was the beneficial owner of more than 5% of the outstanding common stock of the Company, (ii) each of the Company’s directors and nominees for director, (iii) the Company’s Chief Executive Officer, Chief Financial Officer and each of the three other most highly compensated executive officers of the Company or Finlay Fine Jewelry Corporation, a wholly-owned subsidiary of the Company (“Finlay Jewelry” and together with the Company, “Finlay”), listed in the Summary Compensation Table and (iv) all directors and executive officers as a group. The Company owns all of the issued and outstanding capital stock of Finlay Jewelry.

	Shares of Common Stock Beneficially Owned(1)
Name	Number of Shares	Percentage of Class
Charles E. McCarthy(2)	1,572,834	17.1%
Prides Capital Partners, L.L.C.(3)	1,572,834	17.1%
Wells Fargo & Company(4)	1,369,930	14.9%
FMR Corp.(5)	994,922	10.8%
Dimensional Fund Advisors LLC(6)	713,912	7.7%
Arthur E. Reiner(1)(7)	515,362	5.5%
David B. Cornstein(1)(8)	403,200	4.4%
Barclays Global Investors, N.A.(9)	362,386	3.9%
Leslie A. Philip(1)(10)	126,397	1.4%
Joseph M. Melvin(1)(11)	105,897	1.1%
Edward J. Stein(1)(12)	84,857	*
Norman S. Matthews(1)(13)	66,823	*
Bruce E. Zurlnick(1)(14)	60,414	*
Rohit M. Desai(1)(15)	20,577	*
Thomas M. Murnane(1)(16)	20,007	*
Ellen R. Levine(1)(17)	7,640	*
Louis Lipschitz(18)	798	*
All directors and executive officers as a group (13 persons)(19)	3,019,806	30.5%

______________

*	Less than one percent.
(1)

Based on 9,219,428 shares outstanding on the Record Date. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the Record Date upon the exercise of options, vesting of restricted stock awards and vesting of matching restricted stock units (“RSUs”). Each beneficial owner’s percentage ownership is determined by assuming that options, restricted stock and matching RSUs that are held by such person and which are exercisable or become vested within 60 days of the Record Date have been exercised or have become vested. Except as noted below, each beneficial owner has sole voting power and sole investment power, subject (in the case of the Company’s directors and executive officers) to the terms of the Amended and Restated Stockholders’ Agreement dated as of March 6, 1995, as amended (the “Stockholders’ Agreement”), by and among the Company and certain security holders of the Company. See “Certain Transactions-Stockholders’ Agreement”. The address for the beneficial owners named in the table, unless specified otherwise in a subsequent footnote, is c/o the Company, 529 Fifth Avenue, New York, New York 10017.

(2)

As a controlling shareholder of Prides Capital Partners, L.L.C., Mr. McCarthy is deemed to beneficially own the shares beneficially owned by Prides Capital Partners, L.L.C. Mr. McCarthy shares voting and investment control over these shares with the other controlling shareholders of Prides Capital Partners, L.L.C. Includes 644 participant RSUs and excludes 644 matching RSUs, which are not yet vested.

(3)

According to Amendment No. 5, dated July 27, 2006, to a Schedule 13D dated April 18, 2006, as amended, filed with the Securities and Exchange Commission (the “Commission”) by Prides Capital Partners, L.L.C., these shares represent shares reported as beneficially owned by Prides Capital Partners, L.L.C., which has sole voting and investment power over these shares. Prides Capital Partners, L.L.C. is the general partner of Prides Capital Fund L.P., which directly owns all of the shares of common stock set forth in the table except for the 644 participant RSUs owned directly by Company director Charles E. McCarthy. Additionally, as the controlling shareholders of Prides Capital Partners, L.L.C., Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu, may also be deemed to beneficially own these shares. The address for Prides Capital Partners, L.L.C., Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy, and Christian Puscasiu is 200 High Street, Ste. 700, Boston, Massachusetts 02110.

(4)

According to Amendment No. 5, dated February 5, 2007, to a Schedule 13D dated January 23, 2004, as amended, filed with the Commission by Wells Fargo & Company and Wells Capital Management Incorporated, Wells Fargo & Company has sole power to vote 1,307,875 shares and sole power to dispose of 1,321,930 shares and Wells Capital Management Incorporated has sole power to vote 1,199,175 shares and sole power to dispose of 1,321,930 shares. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, California 94104 and the address for Wells Capital Management Incorporated is 525 Market Street, 10th Floor, San Francisco, California 94105.

(5)

These shares represent shares reported as beneficially owned by FMR Corp. in a joint filing on Amendment No. 7, dated February 14, 2007, to a Schedule 13G dated February 1, 1999, as amended, filed with the Commission by FMR Corp., Edward C. Johnson 3d, Fidelity Management & Research Company (“Fidelity”) and Fidelity Low Priced Stock Fund (the “Fund”). According to said Schedule 13G Amendment, members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The Schedule 13G Amendment further states that Fidelity, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of the 994,922 shares which are the subject of the Schedule 13G Amendment as a result of its acting as investment adviser to the Fund, an investment company which owns all of such 994,922 shares. Mr. Johnson 3d, FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 994,922 shares owned by the Fund. Neither FMR Corp. nor Mr. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund’s Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund’s Board of Trustees. The address for FMR Corp., Fidelity and the Fund is 82 Devonshire Street, Boston, Massachusetts 02109.

(6)

According to Amendment No. 2, dated February 2, 2007, to a Schedule 13G dated February 9, 2005, as amended, filed with the Commission by Dimensional Fund Advisors LP. (“Dimensional”), Dimensional may be deemed to beneficially own, have sole power to vote or to direct the vote and sole power to dispose or to direct the disposition of the 713,912 shares. Dimensional is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts (collectively, the investment companies, trusts and accounts are the “Funds”). In its role as investment advisor or manager, Dimensional may be deemed to be a beneficial owner of the 713,912 shares and to possess sole investment and/or sole voting power over the 713,912 shares owned directly by the Funds. The address of Dimensional is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(7)

Includes options to acquire an aggregate of 160,000 shares of common stock having exercise prices ranging from $7.05 to $12.75 per share. Also includes 25,000 shares of restricted stock and 67,570 participant RSUs and excludes 67,570 matching RSUs, which are not yet vested. Also includes 53,505 shares and 54,437 shares of restricted stock, which were issued in February 2007 and February 2006, respectively, and are subject to vesting.

(8)	Includes 355,900 shares pledged by Mr. Cornstein as collateral for a loan.

(9)

Information regarding share ownership was obtained from the Schedule 13G jointly filed on January 18, 2007 by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, Ltd. and Barclays Global Investors Japan Trust and Banking Company Limited. Barclays Global Investors, NA. has sole voting power with respect to 354,104 of the shares shown above and sole disposition power with respect to 362,386 of the shares shown. The address for Barclays Global Investors, NA. is 45 Fremont Street, San Francisco, CA 94105.

(10)

Includes options to acquire an aggregate of 110,000 shares of common stock having exercise prices ranging from $7.05 to $23.1875 per share. Also includes 8,220 participant RSUs and excludes 8,220 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Ms. Philip upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by FM&B. Also excludes 7,200 shares of restricted stock awarded in April 2005, which shares are to be received by Ms. Philip upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by FM&B.

(11)

Includes options to acquire an aggregate of 77,000 shares of common stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 19,936 participant RSUs and excludes 19,936 matching RSUs, which are not yet vested. Excludes 5,000 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Melvin upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by Finlay Jewelry. Also excludes 7,200 shares of restricted stock awarded in April 2005, which shares are to be received by Mr. Melvin upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by Finlay Jewelry.

(12)

Includes options to acquire an aggregate of 55,000 shares of common stock having exercise prices ranging from $7.05 to $13.4219 per share. Also includes 20,876 participant RSUs and excludes 20,876 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Stein upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by Finlay Jewelry. Also excludes 3,600 shares of restricted stock awarded in April 2005, which shares are to be received by Mr. Stein upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by Finlay Jewelry.

(13)

Includes options to acquire an aggregate of 20,000 shares of common stock having exercise prices ranging from $9.85 to $12.75 per share. Also includes 15,203 participant and vested matching RSUs and excludes 2,585 matching RSUs, which are not yet vested.

(14)

Includes options to acquire an aggregate of 35,000 shares of common stock having exercise prices ranging from $7.05 to $13.5625 per share. Also includes 18,459 participant RSUs and vested matching RSUs and excludes 13,625 matching RSUs, which are not yet vested. Excludes 2,500 shares of restricted stock awarded in October 2003, which shares are to be received by Mr. Zurlnick upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances) if then employed by Finlay Jewelry. Also excludes 3,600 shares of restricted stock awarded in April 2005, which shares are to be received by Mr. Zurlnick upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if then employed by Finlay Jewelry.

(15)

Includes options to acquire an aggregate of 5,000 shares of common stock having an exercise price of $15.877 per share. Also includes 12,751 participant and vested matching RSUs and excludes 2,309 matching RSUs which are not yet vested.

(16)

Includes options to acquire an aggregate of 5,000 shares of common stock having an exercise price of $12.939 per share. Also includes 12,449 participant and vested matching RSUs and excludes 2,585 matching RSUs which are not yet vested.

(17)	Includes 6,814 participant and vested matching RSUs and excludes 644 matching RSUs, which are not yet vested.
(18)	Includes 798 participant RSUs and excludes 798 matching RSUs, which are not yet vested.
(19)

Includes 5,902 shares of common stock owned by Joyce Manning Magrini, Executive Vice President-Administration of Finlay Jewelry, 500 of which Ms. Magrini owns jointly with her spouse. Also, includes options to acquire an aggregate of 482,000 shares of common stock having exercise prices ranging from $7.05 to $24.3125 per share. Also includes 197,818 participant and vested matching RSUs. Excludes 153,890 matching RSUs, which are not yet vested and 17,500 shares of restricted stock awarded in October 2003, which shares are to be received upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if the respective officers are then employed by Finlay Jewelry. Also excludes 26,600 shares of restricted stock awarded in April 2005, which shares are to be received upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances) if the respective officers are then employed by Finlay Jewelry.

The Company’s fiscal year ends on the Saturday closest to January 31. References herein to 2006, 2005, 2004, 2003 and 2002 relate to the fiscal years ended on February 3, 2007, January 28, 2006, January 29, 2005, January 31, 2004 and February 1, 2003, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of such reports. Based solely on its review of the copies of such forms furnished to the Company and written representations from the Company’s directors and officers that no other reports were required, the Company believes that during fiscal 2006 all of the reporting persons complied with their Section 16(a) filing obligations.

PROPOSAL NO. 1

Election of Directors

The Restated Certificate of Incorporation of the Company divides the Board of Directors into three classes, with the directors of each class to be elected at every third annual meeting of stockholders. The certificate further provides that the number of directors, which shall constitute the full Board of Directors, may be fixed by the Board of Directors from time to time. The Board of Directors has nominated Ellen R. Levine, Norman S. Matthews and Charles E. McCarthy as Class III directors for the three-year term that expires in 2010. Mr. McCarthy was appointed to serve as a director by the Board in 2006 and was recommended by Prides Capital Partners, L.L.C., a greater than 5% stockholder. The nominees are presently serving as directors of the Company and have expressed their willingness to continue to serve as such. If, for any reason not presently known, any of said nominees is not available for election, the proxies will be voted for substitute nominees, if any. See “Certain Transactions—Stockholders’ Agreement.”

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the election of Ms. Levine and Messrs. Matthews and McCarthy to serve as Class III directors for the three-year term that expires in 2010.

Information Regarding Directors

Information regarding each of the nominees is set forth below:

Name	Principal Occupation	Age	Director Since	Year of Annual Meeting at Which Term Will Expire
Class III Nominees
Ellen R. Levine	Editorial Director, Hearst Magazines	63	2004	2010
Norman S. Matthews	Retail Consultant	74	1993	2010
Charles E. McCarthy	Founder, Prides Capital Partners, L.L.C.	38	2006	2010

The following persons will continue to serve as directors after the meeting:

Name	Principal Occupation	Age	Director Since	Year of Annual Meeting at Which Term Will Expire
Class I Directors
Rohit M. Desai	Chairman and President of Desai Capital Management Incorporated	68	1993	2008
Louis Lipschitz	Business Advisor	62	2006	2008
Thomas M. Murnane	Business Advisor	60	2002	2008
Class II Directors
David B. Cornstein	Chairman Emeritus of the Company and Principal, Pinnacle Advisors Limited	68	1988	2009
Arthur E. Reiner	Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	66	1995	2009

Directors

Charles E. McCarthy was appointed as a director of the Company and Finlay Jewelry in November 2006. Mr. McCarthy is a controlling shareholder of Prides Capital Partners, L.L.C., which indirectly beneficially owns approximately 17% of the Company’s common stock and which he co-founded in 2004. Immediately prior to founding Prides Capital Partners, L.L.C., Mr. McCarthy was a Senior Vice President at Putnam Investments from 1997 to March 2004, where he was head of high yield trading and an analyst covering the gaming, lodging, homebuilding and leisure sector. He is also a director of Waste Services, Inc.

Ellen R. Levine was appointed as a director of the Company and Finlay Jewelry in January 2004. Ms. Levine was Editor-in-Chief of Good Housekeeping from 1994 until her promotion to Editorial Director of Hearst Magazines in 2006. Ms. Levine also served as Editor-in-Chief of two other major women’s magazines from 1982 to 1994. She is also a director of Gaylord Entertainment Company.

Norman S. Matthews has been a director of the Company and Finlay Jewelry since July 1993. Mr. Matthews has been a retail consultant based in New York for more than the past five years. Mr. Matthews served as Vice Chairman and then President of Federated Department Stores from 1983 to 1988. He is also a director of The Progressive Corporation and Henry Schein, Inc.

Rohit M. Desai has been a director of the Company and Finlay Jewelry since May 1993. Mr. Desai is the founder of and, since its formation in 1984, has been Chairman and President of Desai Capital Management Incorporated, a specialized equity investment management firm in New York which manages the assets of various institutional clients through Equity-Linked Investors-II, Private Equity Investors III, L.P. and Private Equity Investors IV, L.P. Mr. Desai is also the managing general partner of the general partner of Equity-Linked Investors-II and the managing member of the general partners of Private Equity Investors III, L.P. and Private Equity Investors IV, L.P.

Louis Lipschitz was appointed as a director of the Company and Finlay Jewelry in December 2006. Mr. Lipschitz retired from his position as Executive Vice President and Chief Financial Officer of Toys “R” Us, Inc. in March 2004. He had served in such position since 1996. He currently serves on the boards of Forward Industries, Inc., Majesco Entertainment Company and New York & Company, Inc.

Thomas M. Murnane has served as a director of the Company and Finlay Jewelry since December 2002. Mr. Murnane is a retired partner of PricewaterhouseCoopers, LLP, who served in various capacities during his tenure with that firm since 1980, including Director of the firm’s Retail Strategy Consulting Practice, Director of Overall Strategy Consulting for the East Region of the United States, and Global Director of Marketing and Brand Management for PwC Consulting. Mr. Murnane is currently a co-principal and owner of ARC Business Advisors. He is also a director of The Pantry, Inc., Captaris, Inc. and Pacific Sunwear of California, Inc.

David B. Cornstein has been Chairman Emeritus of the Company since his retirement from day-to-day involvement with the Company effective January 31, 1999. He served as Chairman of the Company from May 1993 until his retirement, and has been a director of the Company and Finlay Jewelry since their inception in December 1988. Mr. Cornstein is a Principal of Pinnacle Advisors Limited. From December 1988 to January 1996, Mr. Cornstein was President and Chief Executive Officer of the Company. From December 1985 to December 1988, Mr. Cornstein was President, Chief Executive Officer and a director of a predecessor of the Company. He is also a director of Circa, Inc.

Arthur E. Reiner became Chairman of the Company effective February 1, 1999 and, from January 1995 to such date, served as Vice Chairman of the Company. Mr. Reiner has also served as President and Chief Executive Officer of the Company since January 30, 1996 and as Chairman of the Board and Chief Executive Officer of Finlay Jewelry since January 3, 1995. Prior to joining Finlay, Mr. Reiner had spent over 30 years with the Macy’s organization. From February 1992 to October 1994, Mr. Reiner was Chairman and Chief Executive Officer of Macy’s East, a subsidiary of Macy’s. From 1988 to 1992, Mr. Reiner was Chairman and Chief Executive Officer of Macy’s Northeast, which was combined with Macy’s Atlanta division to form Macy’s East in 1992. Mr. Reiner is also a director of New York & Company, Inc.

Executive Officers

Mr. Reiner (Chairman of the Board, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry), Joseph M. Melvin (Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of

Finlay Jewelry), Leslie A. Philip (Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry), Edward J. Stein (Senior Vice President and Director of Stores of Finlay Jewelry), Joyce Manning Magrini (Executive Vice-President – Administration of Finlay Jewelry) and Bruce E. Zurlnick (Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry) are the executive officers of the Company. Mr. Reiner is discussed above under “Directors.”

Joseph M. Melvin, age 56, was appointed as Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry on May 1, 1997. From September 1975 to March 1997, Mr. Melvin served in various positions with The May Department Stores Company (“May Department Stores”), including, from 1990 to March 1997, as Chairman of the Board and Chief Operating Officer of Filene’s (a division of May Department Stores).

Leslie A. Philip, age 60, has served as Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry since May 1997. From May 1995 to May 1997, Ms. Philip was Executive Vice President–Merchandising and Sales Promotion of Finlay Jewelry. From 1993 to May 1995, Ms. Philip was Senior Vice President–Advertising and Sales Promotion of R.H. Macy & Co., Inc. (“Macy’s”), and from 1988 to 1993, Ms. Philip was Senior Vice President–Merchandise–Fine Jewelry at Macy’s. Ms. Philip held various other positions at Macy’s from 1970 to 1988.

Edward J. Stein, age 62, has been Senior Vice President and Director of Stores of Finlay Jewelry since July 1995. From December 1988 to June 1995, Mr. Stein was Vice President–Regional Supervisor of Finlay Jewelry, and occupied similar positions with Finlay’s predecessors from 1983 to December 1988. Mr. Stein held various other positions at Finlay from 1965 to 1983.

Joyce Manning Magrini, age 52, has been Executive Vice President - Administration of Finlay Jewelry since June 2005. From March 1999 to June 2005, Ms. Magrini was Senior Vice President of Human Resources of Finlay Jewelry and from January 1995 to February 1999, Ms. Magrini was Vice President of Human Resources. Ms. Magrini held various human resources and customer service positions at Macy’s from June 1978 through December 1994.

Bruce E. Zurlnick, age 55, has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry since January 2000. From June 1990 to December 1999, he was Treasurer of the Company and Vice President and Treasurer of Finlay Jewelry, and from December 1978 through May 1990, he held various finance and accounting positions with Finlay’s predecessors.

Corporate Governance, Board of Directors and Committees of the Board

The Company’s business is managed under the direction of the Board of Directors. The Board is dedicated to having sound corporate governance principles. The Company’s Code of Business Conduct and Ethics is applicable to all employees, officers and directors and is readily accessible at www.finlayenterprises.com, the Company’s Web site, under the heading “Governance.” In addition, in May 2003, the Company adopted procedures to respond to complaints, both internal and external. In accordance therewith, all complaints are regularly brought to the attention of the Company’s Audit Committee.

The following directors of the Company have been determined by the Board of Directors to be independent under the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”): David B.

Cornstein, Rohit M. Desai, Ellen R. Levine, Louis Lipschitz, Norman S. Matthews, Charles E. McCarthy and Thomas M. Murnane.

The Board of Directors has standing Audit, Compensation and Nominating & Corporate Governance Committees. No director who serves on those committees is an officer or employee of the Company or any of its subsidiaries.

The duties and responsibilities of the Audit Committee are described below under the caption “Report of the Audit Committee.” The Audit Committee met seven times during fiscal 2006. The current members of the Audit Committee are Mr. Lipschitz, its Chairman, and Messrs. Desai and Murnane, none of whom are employees of the Company and each of whom is independent under Nasdaq listing standards and Commission regulations applicable to audit committee members. The Company has determined that Mr. Lipschitz qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5) of Regulation S-K.

The principal functions of the Compensation Committee are to review and approve the compensation of the executive officers of the Company and compensation arrangements for non-employee directors, and to make recommendations to the Board of Directors with respect to the Company’s incentive compensation plans and equity-based plans. The Compensation Committee also administers the Company’s existing incentive plans (as discussed in the Compensation Discussion and Analysis below), including the Executive Deferred Compensation and Stock Purchase Plan (the “Executive Deferred Compensation Plan”) and the Director Deferred Compensation and Stock Purchase Plan (the “Director Deferred Compensation Plan”) approved by stockholders of the Company at the 2003 Annual Meeting. The Compensation Committee met twice during fiscal 2006. The current members of the Compensation Committee are Mr. Matthews, its Chairman, Ms. Levine and Mr. McCarthy, each of whom is independent under the Nasdaq listing standards applicable to compensation committee members.

The duties and responsibilities of the Nominating & Corporate Governance Committee are described below under the caption “Nominations.” This Committee provides recommendations to the Board of Directors regarding nominees for director and membership on Board committees, and regarding corporate governance guidelines applicable to the Company. This Committee is also responsible for soliciting comments from the Company’s directors as to the performance of the Board of Directors. The Nominating & Corporate Governance Committee will consider nominees recommended by stockholders. The Nominating & Corporate Governance Committee met once during fiscal 2006. The current members of the Nominating & Corporate Governance Committee are Mr. Murnane, its Chairman, Messrs. Cornstein, Desai and Matthews, each of whom is independent under the Nasdaq listing standards applicable to nominating committee members.

The Board of Directors met five times during fiscal 2006. Except for Mr. Kerin who resigned on February 8, 2007 for health reasons, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees thereof which he or she was eligible to attend. The Company strongly encourages all incumbent directors and director nominees to attend each annual meeting of stockholders. All of the directors serving at the time of the Company’s last annual meeting of stockholders held on June 20, 2006 attended such annual meeting.

The charters of the Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee, as well as the Company’s significant corporate governance guidelines, may be accessed on the Company’s Web site at www.finlayenterprises.com, under the heading “Governance.” In furtherance of the Board of Directors’ efforts to continually improve the Company’s corporate governance, each of these charters is assessed annually.

Report of the Audit Committee

Management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firms are responsible for performing independent audits of our consolidated financial statements and of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board. The Audit Committee is responsible for overseeing the conduct of these activities. The Audit Committee does not provide any expert or special assurance as to Finlay’s financial statements concerning compliance with laws, regulations or generally accepted accounting principles. In performing its oversight function, the Audit Committee relies, without independent verification, on the information and the representations made by management and the independent registered public accountants. The Audit Committee has the sole authority to appoint and terminate the engagement of our independent registered public accounting firm, including the approval of non-audit services provided by, and fees paid to, the independent registered public accounting firm.

The Audit Committee has reviewed and discussed with management and the independent registered public accounting firms, our audited financial statements. Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee periodically meets in executive session without Finlay’s management.

The Audit Committee has also discussed with the independent registered public accounting firms, the matters required to be discussed by the applicable Auditing Standards, as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties). The Audit Committee has also received from its independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has determined that the auditors are independent from Finlay and its management.

Based upon the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that our audited financial statements be included in the Annual Report on Form 10-K for the year ended February 3, 2007 (the “Form 10-K”), for filing with the Commission.

THE AUDIT COMMITTEE

Louis Lipschitz, Chairman

Rohit M. Desai

Thomas M. Murnane

Principal Accountant Fees and Services

Deloitte & Touche LLP (“Deloitte”) audited the Company’s consolidated financial statements for the fiscal year ended February 3, 2007. Deloitte did not audit Carlyle & Co. Jewelers (“Carlyle”), a wholly-owned subsidiary of Finlay Jewelry, and its opinion insofar as it relates to those operations, is based solely on the report of the independent registered public accountants of those operations, Cherry, Bekaert and Holland LLP (“CB&H”). We refer to Deloitte and CB&H below collectively as our independent registered public accountants.

Audit Fees. The aggregate fees billed by Deloitte for professional services rendered for the audit of our annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal years ended February 3, 2007 and January 28, 2006 and the reviews of the financial statements included in our Forms 10-Q for fiscal years 2006 and 2005 totaled $948,000 and $749,000, respectively. In addition, for the year ended February 3, 2007, fees billed by CB&H totaled $106,000 for professional services rendered for the audit of Carlyle’s annual financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended February 3, 2007 and the reviews of the financial statements included in our Forms 10-Q for fiscal 2006. Additionally, for the fiscal year ended January 28, 2006 fees billed by CB&H totaled $70,000 for professional services rendered for the audit of Carlyle’s financial statements as of and for the 37-week period ended January 28, 2006 and the reviews of the financial statements included in our Forms 10-Q as well as the audit of Carlyle’s opening balance sheet.

Audit-Related Fees. The aggregate fees billed by Deloitte for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended February 3, 2007 and January 28, 2006 and that are not disclosed in the paragraph captioned “Audit Fees” above, were $30,000 and $129,000, respectively. In 2006, audit related services were performed by Deloitte in connection with their audit of the Company’s 401(k) plan. In 2005, audit related services were performed by Deloitte in connection with their audit of the Company’s 401(k) plan, due diligence review related to the acquisition of Carlyle and consulting regarding comment letter responses to the Division of Corporation Finance of the Commission.

Tax Fees. The aggregate fees billed by Deloitte for professional services rendered for tax compliance and tax advice for the fiscal years ended February 3, 2007 and January 28, 2006 were $39,000 and $0, respectively.

All Other Fees. No other fees were billed by Deloitte or CB&H in the fiscal years ended February 3, 2007 or January 28, 2006.

The Audit Committee has established pre-approval policies and procedures pursuant to which the Audit Committee approved the foregoing audit, audit-related and permissible non-audit services provided by Deloitte and CB&H in 2006. The Audit Committee, or a designated member of the Audit Committee, must pre-approve all audit (including audit-related) and permitted non-audit services performed by the independent registered public accounting firms to assure that the provision of such services does not impair the independent registered public accounting firms’ independence. The Audit Committee has delegated pre-approval authority in between scheduled Audit Committee meetings to Louis Lipschitz, Audit Committee Chairman. Any such pre-approval of permitted non-audit services is required to be reported to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management its responsibility to pre-approve services performed by the independent registered public accounting firms.

Change in Independent Registered Public Accounting Firms

On April 27, 2007, Finlay dismissed Deloitte as Finlay’s independent registered public accounting firm, effective immediately. The decision to dismiss Deloitte was recommended and approved by the Audit Committee of Finlay’s Board of Directors. Deloitte’s audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements for each of the fiscal years ended February 3, 2007 and January 28, 2006 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except as follows:

•

Deloitte’s audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements as of and for the year ended January 28, 2006 included the following statement: “We did not audit the financial statements of Carlyle & Co. Jewelers and its subsidiaries, (“Carlyle”), a wholly-owned subsidiary of the Company, which statements reflect total assets constituting 13.0% of consolidated total assets as of January 28, 2006 and total net sales constituting 7.0% of consolidated total net sales for the year ended January 28, 2006. Such financial statements were audited by other auditors, whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Carlyle, is based solely on the report of such other auditors.”

•

Deloitte’s audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements as of and for the year ended February 3, 2007 included the following statement: “We did not audit the financial statements of Carlyle & Co. Jewelers (a wholly-owned subsidiary of Finlay Fine Jewelry Corporation), which statements reflect total assets constituting $75,634,000 and $62,323,000 of consolidated total assets as of February 3, 2007 and January 28, 2006, respectively, and total net sales constituting $101,572,000 and $69,490,000 of consolidated total net sales for the years ended February 3, 2007 and January 28, 2006, respectively. Such financial statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Carlyle & Co. Jewelers, is based solely on the report of such other auditors.”

During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through April 27, 2007, there was no disagreement between Finlay and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on Finlay’s consolidated financial statements for such fiscal years.

During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through April 27, 2007, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K of the Commission, except that on April 26, 2006, Deloitte and Finlay management advised Finlay’s Audit Committee of a material weakness in internal control over financial reporting as of January 28, 2006. As previously disclosed in Item 9A of Finlay’s Annual Reports on Form 10-K for the fiscal year ended January 28, 2006, the Company and Finlay Jewelry each concluded that it had a material weakness in its internal control over financial reporting. During the year ended January 28, 2006, an error was made in the classification of the payment of Carlyle debt assumed upon acquisition as a component of cash flows from operating activities rather than as a component of cash flows from financing activities on the consolidated statements of cash flows. This misclassification had no impact on the increase (decrease) in cash and cash equivalents for the period. This misclassification was corrected and was reflected properly in the consolidated statements of cash flows for the year ended January 28, 2006 in Finlay’s Form 10-K filings. The correction of this misstatement resulted in the restatement of the consolidated statements of cash flows for the thirteen weeks and twenty-six weeks ended July 30, 2005 and thirty-nine weeks ended October 29, 2005 to reflect the repayment of the debt in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 95, “Statement of Cash Flows” as cash used in financing activities rather than operating activities. Finlay corrected this in its Form 10-Q filings for the second and third quarters of fiscal 2006. As a result, Finlay’s controls related to the review, monitoring and analysis of the consolidated statements of cash flows to determine that transactions were appropriately classified in accordance with SFAS No. 95, “Statement of Cash Flows” did not operate effectively. Finlay subsequently implemented enhancements to its internal control over financial reporting to provide reasonable assurance that errors and control deficiencies in its consolidated statements of cash flows would not recur. These enhancements included improving Finlay’s review and oversight process relating to internal controls over the consolidated statements of cash flows. Finlay’s Audit Committee discussed this material weakness with Deloitte. Finlay has authorized Deloitte to respond fully to the inquiries of the successor independent registered public accounting firm concerning this material weakness. For Finlay’s fiscal year ended February 3, 2007, no material weakness in internal control over financial reporting was identified.

As set forth in the Company’s Form 8-K/A dated April 27, 2007, Finlay requested that Deloitte furnish Finlay with a letter addressed to the Commission stating whether or not Deloitte agreed with the statements made above. A copy of this letter was attached as Exhibit 16.1 to the Company’s Form 8-K/A.

On April 27, 2007, Finlay engaged Eisner LLP, effective immediately, as Finlay’s new independent registered public accounting firm for the fiscal year ending February 2, 2008. The engagement of Eisner LLP was approved by the Audit Committee of Finlay’s Board of Directors. During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through April 27, 2007, Finlay has not consulted with Eisner LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Finlay’s consolidated financial statements or regarding the reportable event discussed above.

The engagement of Deloitte discussed above excluded the audits of Carlyle. Finlay had separately engaged CB&H as the independent registered public accounting firm to audit Carlyle and provide reports on which Deloitte expressed reliance in its audit reports on the Company’s consolidated financial statements and financial statement schedule and on Finlay Jewelry’s consolidated financial statements. In connection with Finlay’s engagement of Eisner LLP as of April 27, 2007, Finlay also dismissed CB&H, effective May 2, 2007.

CB&H’s audit reports on Carlyle’s financial statements for each of the fiscal years ended February 3, 2007 and January 28, 2006, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through May 2, 2007, there was no disagreement between Finlay or Carlyle and CB&H on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of CB&H, would have caused it to make reference to the subject matter of the disagreement in connection with its reports on Carlyle’s financial statements for such fiscal years. During Finlay’s fiscal years ended February 3, 2007 and January 28, 2006, and from February 3, 2007 through May 2, 2007, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K of the Commission. The decision to dismiss CB&H was recommended and approved by the Audit Committee of Finlay’s Board of Directors.

As set forth in the Company’s Form 8-K/A, Finlay requested that CB&H furnish Finlay with a letter addressed to the Commission stating whether or not CB&H agreed with the statements made above. A copy of this letter was attached as Exhibit 16.2 to Company’s Form 8-K/A.

Representatives of Deloitte and CB&H are not expected to be present at the Annual Meeting. Representatives of Eisner LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Director Nominee Recommendations

The Nominating & Corporate Governance Committee (the “N&CG Committee”) is responsible for making recommendations to the Board of Directors with respect to the qualifications and skills of non-management directors. In addition to considering any requirements imposed by applicable laws, the Commission or Nasdaq, the N&CG Committee reviews each candidate’s reputation for integrity and good judgment, business experience, areas of expertise and skills so as to create a strong and effective Board of Directors comprised of individuals with diverse talents, backgrounds and perspectives.

The N&CG Committee considers recommendations for director nominees from a wide variety of sources. Stockholder recommendations for director nominees that are properly received in accordance with the Company’s By-laws and applicable rules and regulations of the Commission are also considered. The N&CG Committee will apply the same process for evaluating all candidates recommended, regardless of the source of recommendation.

Stockholders may propose candidates at any time, but to be considered by the N&CG Committee for the Company’s Annual Meeting of Stockholders (held in June of each year), the recommendation must be received on or before the January 31 immediately preceding such meeting. Any such recommendation should be made in writing and submitted to:

Nominating & Corporate Governance

Committee Chairman

c/o Finlay Enterprises, Inc.

529 Fifth Avenue

New York, New York 10017

Stockholder recommendations of director candidates should include:

(1)	The name, address(es) and telephone number(s) of the recommending stockholder;
(2)	Evidence of the number of shares of the Company’s common stock held by the recommending stockholder and a statement that the recommending stockholder is entitled to vote at the annual meeting;

(3)	The candidate’s full name, address(es) and telephone number(s);
(4)

A statement of (a) the candidate’s qualifications and qualities including the candidate’s past business experience and education, (b) whether the candidate has ever been the subject of a criminal investigation, (c) whether the candidate has ever been involved in litigation against the Company, (d) whether the candidate meets the independence requirements set forth by the Commission and Nasdaq, (e) the candidate’s references and (f) all agreements or understandings between the stockholder and the candidate; and

(5)	A written consent signed by the candidate to being considered as a candidate and named in the proxy statement as a nominee if nominated, and agreeing to serve as a director if elected.

Director Nominations by Stockholders

The By-laws of the Company provide that any stockholder who is entitled to vote for the election of directors at a meeting called for such purpose may nominate persons for election to the Board of Directors. For the 2008 Annual Meeting, notice of the nomination must be received on or before April 3, 2008. A notice of nomination must be made in writing and submitted to:

Nominating & Corporate Governance

Committee Chairman

c/o Finlay Enterprises, Inc.

529 Fifth Avenue

New York, New York 10017

Attn: Corporate Secretary

While the nominating stockholder may include any information that the stockholder deems relevant, in the event of a failure to submit all of the following information by the deadline stated above, the chairman of the annual meeting may, in his discretion, summarily reject the proposed nomination as out of order:

(1)	The name, address(es) and telephone number(s) of the nominating stockholder;
(2)

Evidence of the number of shares of the Company’s common stock held by the nominating stockholder and a statement that the nominating stockholder is entitled to vote at the meeting and intends to appear in person or by proxy thereat to nominate the nominee;

(3)	The nominee’s full name, address(es) and telephone number(s);
(4)

A statement of (a) the nominee’s qualifications and qualities including the nominee’s past business experience and education, (b) whether the nominee has ever been the subject of a criminal investigation, (c) whether the nominee has ever been involved in litigation against the Company, (d) whether the nominee meets the independence requirements set forth by the Commission and Nasdaq, (e) the nominee’s references and (f) all agreements or understandings between the stockholder and the nominee; and

(5)	A written consent signed by the nominee agreeing to serve as a director if elected.

DIRECTOR COMPENSATION

Fiscal Year Ended February 3, 2007

The table below provides compensation information for the year ended February 3, 2007 for each non-employee member of the Company’s Board of Directors.

Name (1)	Fees Earned or Paid in Cash ($) (6)	Stock Awards ($) (7)(8)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Rohit M. Desai	$33,000	$25,218	—	—	—	—	$58,218
Michael Goldstein (2)	42,500	11,623	—	—	—	—	54,123
Richard Kroon (3)	20,760	3,122	—	—	—	—	23,882
Louis Lipschitz	—	—	—	—	—	—	—
Charles E. McCarthy	1,000	—	—	—	—	—	1,000
Norman S. Matthews (4)	36,000	28,235	—	—	—	—	64,235
John D. Kerin (5)	34,000	9,296	—	—	—	—	43,296
Ellen R. Levine	29,500	9,375	—	—	—	—	38,875
Thomas M. Murnane	36,500	28,234	—	—	—	—	64,734
David B. Cornstein	—	—	—	—	—	(9)	—

______________

(1)

Mr. Arthur E. Reiner, Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry, is not included in this table as he is an employee of the Company and thus receives no compensation for his service as a director on the Company’s Board. The compensation received by Mr. Reiner as an employee of the Company is shown in the Summary Compensation Table.

(2)	Mr. Goldstein resigned from the Company’s Board of Directors on November 28, 2006.
(3)	Mr. Kroon resigned from the Company’s Board of Directors on August 3, 2006.
(4)	Mr. Matthews was appointed Independent Lead Director of the Company’s Board of Directors on February 27, 2007 and will receive an additional $25,000 per year beginning in 2007.
(5)	Mr. Kerin resigned from the Company’s Board of Directors on February 8, 2007.
(6)

During 2006, the directors deferred the following fees into the Director Deferred Compensation Plan: Mr. Desai: $25,000; Mr. Goldstein: $31,000; Mr. Kroon: $18,760; Mr. Matthews: $28,000; and Mr. Murnane: $28,000. In each case the grant date fair value of the matching RSUs awarded to each director equaled the amount of the fees the director deferred. Messrs. Kerin, Lipschitz and McCarthy and Ms. Levine did not defer their director fees in 2006.

(7)

The amounts in this column reflect the compensation costs of matching RSUs granted under the 1993 Plan and/or 1997 Plans for financial reporting purposes for the 2006 fiscal year under SFAS 123(R), and thus may include amounts from awards granted in and prior to the 2006 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not reflect compensation actually received by the director. In connection with his resignation during 2006, Mr. Goldstein forfeited 3,700 unvested matching RSUs. In connection with his resignation during 2006, Mr. Kroon forfeited 2,851 unvested matching RSUs. See Note 7, “Stock-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the assumptions made in determining SFAS 123(R) values.

(8)

As of February 3, 2007, each non-employee director held the following RSUs: Mr. Desai: 11,613 vested and 2,985 unvested; Mr. Goldstein: 5,349 vested; Mr. Kroon: 3,557 vested; Mr. Matthews: 13,004 vested and 3,342 unvested; Mr. Kerin: 6,996 vested; Ms. Levine: 6,996 vested; and Mr. Murnane: 11,176 vested and 3,342 unvested. Messrs. Lipschitz and McCarthy held no vested or unvested RSUs as of February 3, 2007.

(9)

Prior to 2007, in lieu of receiving compensation for service on the Company’s Board of Directors, Mr. Cornstein was provided the free use of an office in the Company’s headquarters building. The Company incurred no aggregate incremental cost to provide this office to Mr. Cornstein. Beginning in 2007, Mr. Cornstein receives compensation under the same arrangement as the Company’s other non-employee directors and is paying rent to the Company for the use of the office, as described below.

In accordance with its charter, the Compensation Committee is responsible for reviewing and recommending to the Board of Directors, compensation arrangements for non-employee directors. With the exception of Mr. Cornstein, the current compensation arrangement as described below for our independent directors, has been in effect since May 2003.

Directors who are also employees, receive no additional compensation for serving as members of the Board.

For serving as a director of the Company and Finlay Jewelry during 2006, each non-employee director received aggregate compensation at the rate of $25,000 per year plus $1,000 for each meeting of the Board and each committee meeting attended in person, and $500 for each meeting attended by conference telephone call, with the Chairman of the Audit Committee receiving an additional annual fee of $6,000 and the Chairman for the Compensation and N&CG Committees receiving an additional annual fee of $3,000 each.

Non-employee directors of the Company and Finlay Jewelry will receive compensation for board service under the same arrangements for 2007, except that beginning in 2007, Mr. Matthews, as Lead Independent Director, will receive an additional annual fee of $25,000.

Prior to 2007, in lieu of receiving compensation for service on the Company and Finlay Jewelry’s Boards of Directors, Mr. Cornstein was provided the free use of an office in the Company’s headquarters building. The Company incurred no aggregate incremental cost to provide this office to Mr. Cornstein. Beginning in 2007, Mr. Cornstein receives compensation under the same arrangement as the Company’s other non-employee directors and is paying rent to the Company of $25,000 per year for the use of the office.

Since August 2003, each non-employee director has been allowed to elect, under the Company’s Director Deferred Compensation Plan, to defer 100% of his or her eligible director fees (which are annual retainer fees plus any annual fees received by a participant for services as chairperson of any committee of the Board of Directors, other than the Lead Independent Director’s annual fee) that would otherwise be paid in cash, and receive RSUs. As with the Executive Deferred Compensation Plan described in the Compensation Discussion and Analysis below, two types of RSUs are awarded under the Director Deferred Compensation Plan: (i) participant RSUs received in lieu of eligible director fees, and (ii) matching RSUs, where the Company credits the participant director’s plan account with one matching RSU for each participant RSU that the director elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as more fully described below. Participant RSUs are credited to a participant’s account on the first business day of each quarter in an amount equal to: (i) 100% of the participant’s eligible director fees divided by (ii) the fair market value of one share of Company common stock on the award date (with fair market value defined in the plan as the volume-weighted average trading price of a share of common stock on Nasdaq for such date or, if there is no sale on that date, then on the last preceding date on which a sale was reported).

An RSU is a unit of measurement equivalent to one share of our common stock, but with none of the attendant rights of a stockholder of a share of common stock. At the time of distribution under the Director Deferred Compensation Plan, RSUs are converted into actual shares of common stock of the Company. Subject to the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), for each participant RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of service as a director or the expiration of the deferral period elected by the participant (i.e., three, five or seven years after an award date, or as extended or terminated early in accordance with the plan). Participant RSUs are fully vested at all times. For each vested matching RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of service as a director or the expiration of the deferral period elected by the participant, provided that if a participant’s service as a director is terminated for any reason other than due to death, “disability,” or a “change of control” or a termination of the plan, each vested matching RSU in a participant’s account will be distributed 12 months after such termination. Matching RSUs under the Director Deferred Compensation Plan vest on the one year anniversary of the award date, provided the participant continuously serves as a director of the Company from the award date through the applicable vesting date. In the event a participant’s service as a director is terminated for any reason other than death, ‘‘disability’’ or ‘‘change in control’’ (as each such term is defined in the plan) all unvested matching RSUs are forfeited. Upon a participant’s death, ‘‘disability’’ or ‘‘change in control,’’ all unvested matching RSUs become 100% vested.

If a participant engages in “detrimental activity” (as defined in the plan) while serving as a director or during a period of one year following the date the participant ceases to serve as a director: (i) the participant will forfeit vested and unvested matching RSUs to the extent not yet distributed to the participant, and (ii) the Company may recover from such participant, the value of any shares of common stock that were distributed under the plan attributable to such matching RSUs, valued at the greater of the fair market value on the date the participant received the distribution under the plan or the date that the participant engaged in detrimental activity.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

Compensation policies for our senior officers are overseen by our Compensation Committee (referred to as the “Committee” for purposes of this Compensation Discussion and Analysis and the tables that follow). The principal functions of the Committee are to review and approve the compensation of our senior officers, based on formal performance evaluations, and review and recommend to the Board of Directors the compensation for non-employee directors. The Committee also makes recommendations to the Board of Directors with respect to targets and awards under our incentive compensation plans and equity-based plans. Except with respect to our incentive compensation and equity-based plans for which the Committee makes recommendations for approval by the Board of Directors, the Committee makes all executive compensation determinations which it then reports to the full Board of Directors for ratification.

The members of the Committee are appointed by the Board of Directors upon the recommendation of the N&CG Committee. In addition to being independent under Nasdaq listing standards, each Committee member is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and an “outside director” within the meaning of Section 162(m)(4)(C) of the Code. The Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our Web site, www.finlayenterprises.com, under “Governance”. While the charter permits the Committee to engage the services of a compensation consultant with respect to executive and/or director compensation matters, the Committee decided not to retain a consultant for 2006 and does not currently plan to engage one for 2007.

Compensation Committee Process

As noted above, the Committee retains the authority to determine senior officer compensation. In the course of administering the Company’s executive compensation programs, the Committee does, however, routinely seek the recommendations and assistance of the Company’s management in gathering relevant compensation information and preparing individual performance assessments. The Committee also requests that management provide various coordination and administrative services, such as scheduling meetings and distributing meeting materials. The Chief Executive Officer, General Counsel and Executive Vice President-Administration attend and participate in every Committee meeting, although no senior officer is present when the Committee is deliberating with respect to his or her own executive compensation. The Chief Executive Officer participates fully with the Committee in assessing the performance of the senior officers and in making recommendations on the level of compensation for each pay component. However, the Chief Executive Officer is not present for any discussions concerning his own compensation.

The compensation of the Company’s Chief Executive Officer is generally fixed by his employment agreement, but the Committee annually reviews his performance and, following discussions with the Chief Executive Officer when the Committee deems appropriate, determines whether or not changes in his compensation levels are warranted. For the compensation of the remaining senior officers, the Chief Executive Officer and Executive Vice President-Administration make recommendations to the Committee that generally, after discussion, are approved with minor adjustments. With respect to equity compensation awards, the Committee makes equity grants, generally based upon guidance from the Chief Executive Officer. However, in September 2003, the Committee delegated authority to the Chief Executive Officer to grant at his discretion, on an annual basis, equity awards under the Company’s stock incentive plans for up to 15,000 shares in the aggregate. The Chief Executive Officer has not exercised this delegated authority to date, and all equity awards have been granted solely by the Committee.

Executive Compensation Philosophy

Our executive compensation program is designed to incentivize our senior officers to achieve the Company’s financial and operational goals and focus on important business initiatives by linking a substantial portion of their compensation with the Company’s overall performance, and provide a competitive level of compensation and benefits necessary to attract and retain qualified executives.

The Company’s current executive compensation program is a mix of short-term and long term incentives and consists of base salary, the potential for annual cash incentive compensation in the form of performance bonuses, the potential for long term incentive compensation in the form of stock options and restricted stock grants, the ability to participate in the Company’s Executive Deferred Compensation Plan, and limited supplemental executive benefits. The Chief Executive Officer’s compensation mix is established by his employment agreement. With respect to the other executive officers, the Committee does not have a formula for allocating total compensation among these components, but attempts to combine these components in a manner that will achieve the Company’s compensation goals.

We believe our total compensation is competitive with the compensation paid by our competitors, but due to the limited liquidity of our common stock, base salary and cash incentive compensation may represent a higher percentage of total compensation for our executive officers than is the case with the Company’s competitors.

Benchmarking

While the Committee does not engage the services of a compensation consultant and has not in recent years relied on formal compensation studies or surveys, the Committee believes that it is important to have current, accurate and relevant compensation information that is available from independent sources. These sources include information on executive compensation disclosed in other public company proxy statements, presentations by compensation consultants to other compensation committees on which Committee members may serve, information contained in professional literature regarding compensation-related topics, and various other sources that Committee members may encounter. The Committee uses these independent sources to provide a frame of reference within which it can evaluate, in an informed manner, the advice given and recommendations made to the Committee in connection with the Committee’s specific compensation decisions.

Compensation of Chief Executive Officer

Mr. Reiner was hired on January 5, 1995 and has been Chief Executive Officer of the Company since January 30, 1996. His compensation is governed by the terms of his employment agreement dated as of January 30, 2005. The term of that agreement is January 30, 2005 to January 31, 2009, unless earlier terminated in accordance with its provisions. As our Chief Executive Officer is in a unique position to help us achieve our annual and long term goals, his higher compensation is reflective of that role as well as his years of experience and historical accomplishments. His employment agreement provides for the payment of a minimum annual base salary of $1,005,000 and an annual award of time-vesting restricted stock in an amount equal to $500,000. In addition, Mr. Reiner is entitled to receive a cash bonus (“Cash Incentive Compensation”) and nonrestricted stock (“Stock Incentive Compensation” and collectively with the Cash Incentive Compensation, the “Incentive Compensation”) based on the attainment of financial objectives approved by the Committee and ratified by the Company’s Board of Directors.

Base Salaries

The Committee believes that the Company must offer a competitive base salary in order to attract and retain quality senior officers. For this reason, base salary constitutes a significant portion of each named executive officer’s (as defined in Item 402(a) of Regulation S-K) total compensation. It is the Committee’s objective to maintain base salaries that are reflective of the individual executive’s experience, position, responsibility level and performance, and that are generally competitive with salary levels of executives at other companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company. The Committee monitors the salaries of all Senior Vice Presidents and above following the close of each fiscal year and makes annual adjustments as it deems necessary and appropriate based, except with respect to his own base salary, on compensation recommendations from the Chief Executive Officer. Under the terms of the employment agreements for each of the named executive officers, the Committee has the authority to increase the officer’s base salary, but has not acted to do so.

We are currently in a transition period as a result of loss of business, with expense and staff reductions being necessary. Due to the merger of May Department Stores into Federated Department Stores, Inc. in 2005 and the resulting loss of 194 stores in 2006, the Company reduced its workforce in its New York executive and administrative offices and Connecticut distribution center. As a result, the Company’s senior officers felt, and the Committee agreed, that it would not be appropriate to award merit increases in base salary for 2006 to employees at such offices whose base salaries were at least $60,000. Due to the loss of 75 Belk stores in 2006 and an additional 33 Parisian stores to be closed in July 2007, the Committee determined not to award merit increases in base salary for 2007 for employees in these offices whose base salaries were at least $150,000. These decisions affected all of our named executive officers in 2006 and 2007.

Cash Bonuses

Annual cash bonuses for our named executive officers are awarded under our Cash Bonus Plan approved by our stockholders in 2004 and are formula-driven. The Cash Bonus Plan is intended to provide annual incentives to executive officers in a manner designed to reinforce the Company’s performance goals, to link a significant portion of the executives’ compensation to the achievement of such goals, and to continue to attract, motivate and retain key executives on a competitive basis, while seeking to preserve for the benefit of the Company, to the extent practicable, the associated Federal income tax deduction for payments of qualified ‘‘performance-based’’ compensation. In Proposal No. 3 in this proxy statement, the Board of Directors is seeking approval of a new Cash Bonus Plan to continue these goals. The Committee believes that annual cash bonuses for all executive officers should be governed by financial measures of the Company’s overall performance. In connection with the January 2005 negotiation of the Chief Executive Officer’s employment agreement discussed above, the Committee determined to apply financial performance measures that apply to the Chief Executive Officer’s incentive compensation to all executive officers.

Under the Cash Bonus Plan, the Committee does not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and is required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied. However, in limited circumstances, the Committee does have the ability to adjust the performance goals to account for extraordinary events. The bonus opportunity for each executive officer under the Cash Bonus Plan for each performance period is related by a specific formula to the executive officer’s base salary at the start of the performance period, provided that the maximum bonus paid under the plan to any individual in respect of any fiscal year may not exceed $2.0 million. Since the Cash Bonus Plan was established in 2004, no bonus payout to an executive officer other than the Chief Executive Officer under the plan has exceeded $300,000 in any single fiscal year. The Chief Executive Officer’s annual cash bonus is governed by the terms of his employment agreement. However, the Cash Bonus Plan was adopted with the intent for the Chief Executive Officer’s annual cash bonuses to be awarded under the plan whenever possible. The Chief Executive Officer’s Cash Incentive Compensation has been awarded under the Cash Bonus Plan since the plan was adopted, and has not exceeded $1.1 million in any single fiscal year.

The Committee selected EBITA (defined as earnings before interest, taxes and amortization of goodwill on a FIFO basis) as the performance measure for the Chief Executive Officer’s incentive compensation when negotiating his employment agreement in January 2005. Consistent with the Committee’s belief that annual cash bonuses for all executive officers should be governed by the same measures of the Company’s performance, EBITA is the performance measure applied to all executive officer incentive compensation. The Committee selected this performance measure because it believes that EBITA is a measure of the Company’s performance that the senior management team can most directly influence. In addition, many of the companies engaged in the same or similar lines of business with revenues in a range comparable to those of the Company use EBITA as one of their measures of performance for bonus determinations.

Each April, following the close of the prior fiscal year, the Committee determines the level of performance achieved with respect to the prior year’s cash bonus award targets and establishes the cash bonus incentive targets for the new fiscal year. For fiscal 2006, the Committee approved a target level of EBITA of $37.3 million (the “Target Level”).

Under the Cash Bonus Plan, since fiscal 2005, if EBITA is 100% of the Target Level, cash bonuses will be payable to each of the named executive officers (other than the Chief Executive Officer whose incentive compensation formula is set forth in his employment agreement) in the amount of 60% of each executive officer’s then current base salary. Consistent with the plan’s purpose of rewarding Company performance, there is no maximum amount that could be earned under this award formula, other than the stated plan maximum. The incentive targets will not result in a payout if Company performance is below 80% of the Target Level. These targets are scaled so that if EBITA is 80% of the Target Level, cash bonuses will be payable in the amount of 20% of each executive officer’s then current base salary, and if EBITA exceeds 80%, then the bonus payout will be 20% of the executive officer’s base salary plus 2% for each percentage point by which EBITA exceeds 80% of the Target Level. Receipt of any cash incentive compensation under this plan is contingent on the executive officer’s continued employment through the payment date.

As provided in his employment agreement, the target amount of Mr. Reiner’s annual Cash Incentive Compensation is based on his base salary at the beginning of the year, with the actual amount determined by the extent to which the target EBITA level is met for such year. The target EBITA level for each year must be determined by the Committee during the first 90 days of the fiscal year and may be subsequently adjusted by the Committee to reflect material changes (such as acquisitions or divestitures) that were not anticipated at the time the target level was established. According to Mr. Reiner’s employment agreement, if EBITA in any fiscal year is 80% of the Target Level, his Cash Incentive Compensation is 33.333% of his base salary. If EBITA exceeds 80% of the Target Level, the percentage payable will increase 3.333% for each percentage point by which EBITA exceeds 80% of the Target Level. Under this formula, if EBITA for 2006 was 100% of the Target Level, Mr. Reiner would earn a cash bonus in the amount of 100% of his 2006 base salary. If EBITA levels exceed 100% of the Target Level, Mr. Reiner’s Cash Incentive Compensation can exceed his base salary. Mr. Reiner is not entitled to any Cash Incentive Compensation payment for any fiscal year in which EBITA is less than 80% of the Target Level for such fiscal year.

In determining the level of EBITA achieved for 2006 under the Cash Bonus Plan, the Committee decided to exclude the approximately $660,000 positive contribution to EBITA for 2006 as a result of the Company’s acquisition of L. Congress, Inc. in November 2006 because the acquisition was not anticipated at the time the EBITA Target Level for 2006 was established. The following table reflects the percentage of the EBITA Target Level achieved and the percent of base salary earned as annual cash bonuses under the Cash Bonus Plan (and for Mr. Reiner under his employment agreement) for each of the named executive officers for 2006 and 2005 performance.

	% of EBITA Target Level Achieved	% of Base Salary Earned
2006
Chief Executive Officer	101.0%	103.5%
Other Named Executive Officers	101.0%	62.1%
2005
Chief Executive Officer	85.7%	52.4%
Other Named Executive Officers	85.7%	31.4%

Target bonuses for senior officers (other than the executive officers) are also determined by the Committee, and vary based on the executive’s specific areas of responsibility.

The Committee has not historically granted discretionary cash bonuses to executive officers outside of the Cash Bonus Plan.

Equity Incentives

The Committee believes that stock-based compensation arrangements are beneficial in linking the interests of management and the Company’s stockholders over the long term. The Company’s principal vehicles for awarding stock-based compensation have been the Company’s 1993 and 1997 Plans, pursuant to which we have awarded stock options, restricted and nonrestricted stock awards, and restricted stock units under the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan discussed under “Director Compensation” above. In order to provide the Company with the continued ability to grant equity awards, the Board of Directors is requesting in Proposal No. 2 that stockholders approve the merger of the

1993 and 1997 Plans into a new long term incentive plan, to be called the 2007 Long Term Incentive Plan.

The general purpose of the Company’s long term equity incentive plans is to link the interests of Company management and the Company’s stockholders over the long term.

Historically, the primary form of equity compensation that we awarded consisted of stock options. We selected this form because of the favorable accounting and tax treatment and the near universal expectation by employees in our industry that they would receive stock options. However, beginning in 2003, in recognition of the trend among companies toward other forms of equity compensation and the change in accounting treatment of stock options, the Committee began moving toward granting limited amounts of time-vested restricted stock in addition to minimal numbers of stock options. Contractually obligated grants to the Chief Executive Officer have been made pursuant to his employment agreement.

Moreover, in light of the Company’s current transition period, except for RSUs granted under the Executive Deferred Compensation Plan and stock awards granted in accordance with the Chief Executive Officer’s employment agreement, the Committee decided not to grant stock options or issue restricted stock awards to any of the Company’s executive officers in 2006, in order to avoid the expense associated with such grants.

Stock option grants in prior years were made upon recommendation of the Committee and coordinated with regularly-scheduled Board of Directors’ meetings. All option grants were made at the fair market value on the date of grant, defined as the volume-weighted average of the common stock’s trading price on such grant date. All options granted to senior management vest 20% per year over five years beginning with the first anniversary of the date of the grant and expire after ten years.

Under his employment agreement, Mr. Reiner receives annually Stock Incentive Compensation having an aggregate fair market value of up to $400,000, with the actual amount determined by the extent to which the target EBITA level is met for such year (“Performance-Based Stock Award”). For purposes of this Performance-Based Stock Award, fair market value is the mean between the high and low sales price of the Company’s common stock on Nasdaq on the date on which the Company’s audited financial statements have been completed by the Company’s independent public accountants, or, if there is no such sale on that date, on the last preceding date on which such a sale was made. The payout formula, minimum performance level and each year’s target EBITA level for the Performance-Based Stock Award are the same as for Mr. Reiner’s Cash Incentive Compensation, except that his Performance-Based Stock Award may not exceed the $400,000 target amount in any fiscal year. Any stock awarded to Mr. Reiner in connection with his Performance-Based Stock Award is vested immediately. To assist the Company with its expense reduction efforts, Mr. Reiner voluntarily reduced the maximum of this Performance-Based Stock Award to $200,000 for 2006. In addition, because additional shares of stock cannot be granted under the 1997 Plan unless and until the Company’s stockholders approve the extension of its term as part of Proposal No. 2 in this proxy statement, Mr. Reiner and the Company agreed, in accordance with the terms of his employment agreement, that he would receive his 2006 Stock Incentive Compensation in cash rather than in stock. For 2006, based on the EBITA level achieved, Mr. Reiner received 100% of the $200,000 target amount in cash on April 25, 2007 as his Stock Incentive Compensation.

As noted above, Mr. Reiner is also entitled to receive, for each fiscal year during the employment term, shares of time-vesting restricted stock having an aggregate market value nearest to $500,000 (“Restricted Stock Time-Based Bonus”). For purposes of this Restricted Stock Time-Based Bonus, fair market value is determined in the same manner as for the Performance-Based Stock Award except that the relevant measurement date is the last day of the fiscal year on which the Company’s common stock trades. This award of restricted stock is made immediately following the close of each fiscal year. Any restricted stock awarded to Mr. Reiner in connection with his Restricted Stock Time-Based Bonus for fiscal years 2005, 2006 and 2007 vests in full on February 2, 2008 if Mr. Reiner has been continuously employed by Finlay Jewelry on that date. Any restricted stock awarded to Mr. Reiner in connection with his Restricted Stock Time-Based Bonus for fiscal year 2008, vests in full on January 31, 2009 if he has been continuously employed by Finlay Jewelry on that date.

Executive Deferred Compensation and Stock Purchase Plan

In addition to giving the Company the ability to make stock-based awards to current or future designated executives, the Executive Deferred Compensation Plan provides an opportunity to defer compensation, which is a compensation element we believe is available to executives at other companies with whom we compete for executive talent. The plan also provides a vehicle for designated executives to acquire Company common stock and raise the level of stock ownership in the Company by these executives, thereby strengthening the mutuality of interests between them and the Company’s stockholders.

Under the Executive Deferred Compensation Plan, designated executives are eligible to receive RSUs through the elective deferral of 25% of their annual actual or target bonus that would otherwise be paid in cash under our Cash Bonus Plan. An RSU is a unit of measurement equivalent to one share of our common stock, but with none of the attendant rights of a stockholder of a share of common stock. Two types of RSUs are awarded under the Executive Deferred Compensation Plan: (i) participant RSUs received in lieu of cash bonus amounts, and (ii) matching RSUs, where the Company credits the executive’s plan account with one matching RSU for each participant RSU that the participant elects to purchase. While participant RSUs are fully vested at all times, matching RSUs are subject to vesting and forfeiture as more fully described below.

Participant RSUs are credited under the Executive Deferred Compensation Plan to a participant’s account on April 25th of each plan year in an amount equal to 25% of the executive’s target or actual bonus received divided by the fair market value of a share of common stock on the award date (with fair market value defined in the plan as the volume-weighted average trading price of a share of common stock on Nasdaq for such date or, if there is no sale on that date, then on the last preceding date on which a sale was reported).

At the time of distribution under the Executive Deferred Compensation Plan, RSUs are converted into actual shares of common stock of the Company. Subject to the requirements of Section 409A of the Code, for each participant RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of employment or the expiration of the deferral period elected by the participant (i.e., three, five or seven years after an award date, or as extended or terminated earlier in accordance with the plan). For each vested matching RSU, a participant will receive one share of common stock (and cash in lieu of fractional shares) as soon as practicable following the earlier of the participant’s termination of employment or the expiration of the deferral period elected by the participant, provided that if a participant’s employment or directorship is terminated for any reason other than due to death, “disability”, or a “change of control” or a termination of the Executive Deferred Compensation Plan, each vested matching RSU in a participant’s account will be distributed 12 months after such termination.

Participant RSUs are fully vested at all times. Matching RSUs under the Executive Deferred Compensation Plan vest three years after the applicable award date, provided the executive is continuously employed by Finlay or a subsidiary from the award date through the applicable vesting date. In the event an executive’s employment is terminated for any reason (other than by Finlay without “cause” or as a result of death, “disability,” “retirement” or a “change of control” (as each such term is defined in the plan)) prior to the applicable vesting date, all unvested matching RSUs are forfeited. Notwithstanding the foregoing, upon a participant’s death, “disability” or upon a “change of control,” in each case while employed by Finlay or a subsidiary, all unvested matching RSUs will become 100% vested. Upon a termination of a participant’s employment by Finlay or a subsidiary without “cause” or upon “retirement” (as each such term is defined in the plan), a participant’s unvested matching RSUs will be subject to pro-rata vesting, based on the number of whole years employed in a particular vesting period, and any remaining unvested matching RSUs will be forfeited.

If a participant engages in “detrimental activity” (as defined in the plan) while employed or during a period commencing on the participant’s termination date and ending one year following the date that a participant terminates employment: (i) the participant will forfeit both vested and unvested matching RSUs to the extent not yet distributed to a participant, and (ii) the Company may recover from such participant, the value of any shares of common stock that were distributed under the plan attributable to such matching RSUs, valued at the greater of the “fair market value” on the date the participant received the distribution under the plan or the date that the participant engaged in “detrimental activity.”

Benefits and Perquisites

We generally do not provide personal benefits to our executives that are not also available generally to all salaried employees. With the exception of the Company’s Executive Medical Reimbursement Plan, the Company’s executives receive health and welfare benefits under the same programs and on the same basis as the Company’s employees in general. Our senior officers are eligible to participate in our 401(k) plan on the same basis as the Company’s employees generally (including the Company’s contributions to the 401(k) plan), with the exception of Finlay Jewelry’s Carlyle subsidiary which maintains its own 401(k) plan. Finlay does not maintain a defined benefit pension plan or provide post-retirement health coverage.

Finlay’s Executive Medical Reimbursement Plan reimburses executives in annual amounts up to $10,000 per year for necessary medical expenses incurred (including the cost of deductibles) which are not covered by Finlay’s underlying medical benefits plans. Mr. Reiner does not participate in this plan.

We provide enhanced relocation benefits to our senior officers to assist them with the cost of company-mandated relocation and also provide to Mr. Reiner and Mr. Melvin an annual car allowance; benefits the Committee believes are consistent and competitive with benefits provided to executives in similar positions at the companies with whom we compete for executive talent and the industry in general.

Executive Severance

As a retention tool and in order to encourage executives to remain focused on the Company’s business in the event of rumored or actual fundamental corporate changes, effective February 28, 2006, the Committee approved a revised severance pay plan for executives on the Company’s corporate home office and distribution center payrolls who are involuntarily terminated and not offered comparable employment with one of our affiliates or subsidiaries. Executives who are eligible to receive severance benefits under this plan are not eligible for severance benefits under the Company’s other severance plans. Moreover, none of the named executive officers are currently eligible to receive severance benefits under this plan because they are entitled to receive specified severance benefits under their employment agreements.

Under this plan, an involuntarily terminated executive is entitled to receive in a lump sum payment, a multiple of his or her monthly base salary as of the date of termination, based on the executive’s years of service with the Company as follows:

Years of Service	Benefit (monthly base salary)
Less than 3	2 months
3 – 6	1 month for each year of service
More than 6 but less than 20	6 months
At least 20 but less than 25	7 months
At least 25 but less than 30	9 months
30 or more	12 months

The Company benefits by requiring a general release from any separated executive. In addition, the Company generally receives non-solicitation covenants in connection with individual separation agreements.

Employment Agreement for Chief Executive Officer

We have agreed to provide our Chief Executive Officer with certain termination payments in the case of a change of control in order to allow him to objectively evaluate a transaction in the best interests of our stockholders without undue concern over whether the transaction may jeopardize his own employment. In the case of a change of control, all equity awards (including RSUs awarded under the Executive Deferred Compensation Plan) are fully vested under a single trigger, but termination benefits have a double trigger that requires both a change of control and a loss of employment under various termination circumstances as discussed below. Under his employment agreement, Mr. Reiner is also entitled to certain insurance and other benefits.

If, at the expiration of the employment term (or earlier under specified circumstances), Mr. Reiner and the Company cannot agree upon terms to continue Mr. Reiner’s employment, or if his employment is terminated without “cause” or by Mr. Reiner for “good reason” (as defined in his employment agreement), he would be entitled to receive a severance payment of one year’s base salary plus an amount equal to the greater of: (i) his Cash Incentive Compensation paid for the most recently completed fiscal year, or (ii) one year’s base salary (“Severance Amount”).

Moreover, if Mr. Reiner’s employment is terminated prior to a “change of control” (as defined in his employment agreement) either by the Company without “cause” or by Mr. Reiner for “good reason,” Mr. Reiner will continue to receive his base salary for the balance of the term and Incentive Compensation (calculated as though 110% of the Target Level were achieved) as if such termination had not occurred. Mr. Reiner would also be entitled to receive upon termination, all of the Restricted Stock Time-Based Bonuses issuable under the terms of his employment agreement, the Severance Amount and insurance and other benefits.

In the event Mr. Reiner’s employment is terminated by the Company without “cause” or by Mr. Reiner for “good reason” in connection with or following a “change of control,” Mr. Reiner would be entitled to a lump sum payment of 299% of his “base amount” (as defined in Section 280G(b)(3) of the Code), subject to certain restrictions, and all of the Restricted Stock Time-Based Bonuses and Performance-Based Stock Awards issuable under the terms of his employment agreement. In the event that Mr. Reiner voluntarily terminates his employment within one year following a “change of control” where the acquirer does not assume Mr. Reiner’s agreement and extend its term so the unexpired portion is at least three years, or offers Mr. Reiner a contract on less favorable terms than those provided for under the agreement, he will be entitled to a payment of 299% of the “base amount.”

Other Employment Agreements

In June 2005, the Board of Directors, upon the recommendation of the Committee, approved employment agreements between (i) Finlay Jewelry and Joseph M. Melvin, Executive Vice President and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry, and (ii) Finlay Merchandising & Buying, Inc., a wholly-owned subsidiary of Finlay Jewelry (“FM&B”), and Leslie A. Philip, Executive Vice President and Chief Merchandising Officer of the Company and Finlay Jewelry. We entered into these agreements for the purposes of retention and stability during the Company’s transition period. In addition, these agreements contain non-compete and non-solicitation provisions.

Each of these employment agreements has a term of three years unless earlier terminated in accordance with the provisions of the employment agreements. Mr. Melvin will receive a minimum annual base salary of $452,056, and Ms. Philip will receive a minimum annual base salary of $471,690. In addition to annual base salary, each of the executives is entitled to receive an annual cash bonus based on the attainment of financial goals as set by the Committee (see “Cash Bonuses” discussed above). As an additional retention tool, each employment agreement also provides that the executive shall receive, in the event he or she remains employed by Finlay Jewelry or FM&B, as applicable, on June 30, 2008, a special bonus equal to 50% of the executive’s then-current base salary.

If an executive is terminated without “good cause” (as defined in the employment agreements), the executive is entitled to receive, subject to satisfaction of specified conditions, a lump sum severance payment of the greater of (i) the executive’s base salary at the then-current rate through June 30, 2008, or (ii) one year’s base salary at the then-current rate plus one year’s bonus (calculated by averaging the annual bonus to the executive over the prior three fiscal years).

In March 2006, Finlay Jewelry entered into employment agreements with (i) Bruce E. Zurlnick, Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry and (ii) Edward J. Stein, Senior Vice President and Director of Stores of Finlay Jewelry.

The agreement with Mr. Zurlnick provides for his continued employment as Senior Vice President, Treasurer and Chief Financial Officer, for a term ending February 28, 2009 unless earlier terminated in accordance with the provisions of the employment agreement. Mr. Zurlnick will receive a minimum annual base salary of $310,000. In addition, Mr. Zurlnick will be entitled to receive an annual cash bonus based on the attainment of financial goals as set by the Committee (see “Cash Bonuses” discussed above). The agreement with Mr. Zurlnick also provides that, in the event he remains employed by Finlay Jewelry on February 28, 2009, he will receive a special bonus of 50% of his then-current base salary. If Mr. Zurlnick is terminated without “good cause” (as defined in his agreement), he is entitled to receive, subject to satisfaction of specified conditions, a lump sum severance payment in an amount equal to the greater of (i) his base salary at the then-current rate through February 28, 2009, or (ii) one year’s base salary at the then-current rate plus one year’s bonus (calculated by averaging his annual bonus over the prior three fiscal years).

The agreement with Mr. Stein provides for his continued at-will employment by Finlay Jewelry. Mr. Stein will receive a minimum annual base salary of $390,056. In addition, Mr. Stein is entitled to receive an annual cash bonus based on the attainment of financial goals (see “Cash Bonuses” discussed above). The agreement with Mr. Stein also provides that in the event he remains employed by Finlay Jewelry on January 31, 2009 and Finlay Jewelry terminates his employment solely as a result of the failure of Macy’s Central, Inc. to renew Finlay Jewelry’s license agreement dated as of July 26, 2001, as amended, for a period of more than one fiscal year from its current expiration date of January 31, 2009, he shall, subject to satisfaction of specified conditions (and offsets for income from other activities), be entitled to receive, as severance pay, the sum of $595,420 payable as follows: (i) $297,710 (plus interest) due six months after termination and (ii) beginning with the seventh calendar month thereafter, six monthly installments of $49,618.33 each. In addition, the agreement with Mr. Stein requires Finlay Jewelry to pay all expenses associated with the relocation of his primary residence to southern California within one year of termination in the event his employment is terminated on or before January 31, 2009 for any reason other than criminal misconduct or gross negligence, in accordance with Finlay Jewelry’s current relocation policy for executives.

Stock Ownership Guidelines

We do not have stock ownership requirements for our directors or executive officers, although our directors and executive officers as a group beneficially own approximately 30.5% of our outstanding stock, and our named executive officers as a group beneficially own approximately 9.1% of our outstanding stock. In order to remain competitive, we have used other retention tools such as the employment agreements and severance benefits discussed above.

Compensation Deduction Limitation

Section 162(m) of the Code limits to $1 million per year the federal income tax deduction available to a public company for compensation paid to its chief executive officer and its four other highest paid executive officers, unless that compensation qualifies for certain “performance-based” exceptions provided for in that section of the Code. The Committee intends to preserve the deductibility of executive compensation, while retaining the discretion the Committee deems necessary to compensate senior officers in a manner commensurate with performance and the competitive environment for executive talent. In 2006, all paid compensation related to our named executive officers was deductible, except for approximately $90,000 of the Chief Executive Officer’s compensation.

Section 409A

Certain of our compensation plans are subject to Section 409A of the Code, which governs the deferral of compensation. Final Section 409A regulations were issued by the Internal Revenue Service (the “IRS”) on April 10, 2007, and we are currently in the process of reviewing the impact of these regulations on our plans.

Compensation Committee Report

The Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee
Norman S. Matthews (Chairman)
Ellen R. Levine
Charles E. McCarthy

Summary Compensation Table

Fiscal Year Ended February 3, 2007

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal year ended February 3, 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(7)	Total ($)
Arthur E. Reiner Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	2006	$1,005,000	$200,000	(2)	$472,391	$28,800	$1,039,840	—	$86,289	$2,832,320
Bruce E. Zurlnick Senior Vice President, Treasurer and Chief Financial Officer of the Company and Finlay Jewelry	2006	310,000	—		63,250	7,200	192,448	—	12,267	585,165
Joseph M. Melvin Executive Vice President, and Chief Operating Officer of the Company and President and Chief Operating Officer of Finlay Jewelry	2006	452,056	—		108,440	12,960	280,636	—	13,347	867,439
Leslie A. Philip Executive Vice President, and Chief Merchandising Officer of the Company and Finlay Jewelry	2006	471,690	—		110,639	14,400	292,825	—	14,589	904,143
Edward J. Stein Senior Vice President and Director of Stores of Finlay Jewelry	2006	390,056	—		82,589	7,200	242,147	—	122,639	844,631

______________

(1)	Annual cash bonuses earned under the Company’s Cash Bonus Plan, which in previous years were reported in the “Bonus” column, are now reported in the “Non-Equity Incentive Plan Compensation” column.
(2)

This amount represents the cash payment to Mr. Reiner in April 2007 of his Stock Incentive Compensation award for 2006 pursuant to the terms of his employment agreement, as modified by the agreement to pay this equity award in cash for 2006.

(3)

The amounts in this column reflect the compensation costs of restricted stock and matching RSUs granted under the 1993 and 1997 Plans for financial reporting purposes for the 2006 fiscal year under SFAS 123(R), and thus may include amounts from awards granted in and prior to the 2006 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not reflect compensation actually received by the named executive officer. See Note 7, “Stock-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the assumptions made in determining SFAS 123(R) values.

(4)

The amounts in this column reflect the compensation cost of stock options granted under the 1993 Plan and/or 1997 Plan for financial reporting purposes for the 2006 fiscal year under SFAS 123(R), and thus may include amounts from awards granted in and prior to the 2006 fiscal year. These amounts reflect the Company’s accounting expense for these awards, and do not reflect compensation actually received by the named executive officer. See Note 7, “Stock-Based Compensation” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the assumptions made in determining SFAS 123(R) values.

(5)

This column reflects amounts earned by the Chief Executive Officer under his employment agreement and the Cash Bonus Plan and by all other named executive officers under the Company’s Cash Bonus Plan during 2006, which amounts were paid on April 25, 2007. Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to defer receipt of a portion of these awards into the Executive Deferred Compensation Plan.

(6)

Each of the named executive officers other than Ms. Philip has elected to defer amounts equal to 25% of their target cash bonus amount or cash bonus earned for the fiscal year ended February 3, 2007 under the Executive Deferred Compensation Plan, pursuant to which RSUs were credited to their accounts on April 25, 2007. As of February 3, 2007, the named executive officers owned RSUs in the amounts set forth below:

	Participant RSUs	Matching RSUs
		Vested	Unvested
Arthur E. Reiner	30,852	—	30,852
Bruce E. Zurlnick	7,769	—	7,769
Joseph M. Melvin	11,346	—	11,346
Leslie A. Philip	11,856	—	11,856
Edward J. Stein	13,512	—	13,512

(7)	The amounts in this column are reflected in the All Other Compensation table below, which includes perquisites, employee benefits and Company contributions to the 401(k) plan.

All Other Compensation

Name	Perquisites and Other Personal Benefits ($)		Tax Gross-Ups and Reimbursements ($)		Medical Benefits ($) (5)	Company Contributions to Defined Contribution Plans ($) (6)	Company- paid Insurance Premiums ($) (7)	Total
Arthur E. Reiner	$10,458	(1)	$30,968	(3)	—	$6,825	$38,038	$86,289
Bruce E. Zurlnick	—		—		$4,200	6,825	1,242	12,267
Joseph M. Melvin	—		—		4,200	6,825	2,322	13,347
Leslie A. Philip	—		—		4,200	6,825	3,564	14,589
Edward J. Stein	104,319	(2)	3,731	(4)	4,200	6,825	3,564	122,639

______________

(1)	This amount reflects the portion of the car allowance provided to Mr. Reiner that relates to his personal rather than business use.
(2)

This amount reflects the cost to the Company of the relocation assistance provided to Mr. Stein in connection with his relocation from California to Georgia. The relocation assistance consisted of reimbursements of $67,598 relating to the sale of his former home, $2,788 relating to the purchase of his new home, $3,652 for costs associated with owning two homes for a brief period of time and $30,281 for moving expenses and miscellaneous fees.

(3)	This amount reflects tax equalization payments made in connection with life insurance premiums paid by the Company on behalf of Mr. Reiner.
(4)	This amount reflects tax equalization payments made in connection with relocation assistance provided by the Company on behalf of Mr. Stein.
(5)	Amounts in this column reflect the insurance premiums paid in respect of the named executive officer under the Executive Medical Reimbursement Plan.
(6)

Amounts in this column reflect the dollar amount of all matching contributions and profit-sharing contributions under the Company’s 401(k) plan allocated to the account of each named executive officer.

(7)	Amounts in this column reflect insurance premiums paid by the Company with respect to life insurance for the benefit of each named executive officer.

401(k) Plan. We maintain a 401(k) plan to provide retirement benefits for all personnel. Historically, this plan provided for Company matching contributions of $0.25 for each $1.00 of employee contribution, up to 5% of the employee’s salary, as limited by the Code, which began to vest upon the completion of two years of employment and accrued at the rate of 20% per year. Additionally, the Company had the option to contribute 2% of the employees’ earnings annually, as limited by the Code, which began to vest upon the completion of three years of employment and accrued at the rate of 20% per year. Effective with the 2006 plan year, the Company changed the matching contribution under the 401(k) plan to $0.50 for each $1.00 of employee contribution, up to 5% of the employee’s salary, as limited by the Code, and eliminated making future discretionary profit-sharing contributions under the plan.

In addition, Carlyle maintains a separate employee tax savings plan under Section 401(k) of the Code, which provides for matching contributions of 25% of employee contributions, up to 5% of each participating employee’s earnings. Carlyle may make additional contributions to the plan; however, no additional contributions were made during fiscal 2006.

Grants of Plan-Based Awards

Fiscal Year Ended February 3, 2007

The table below sets forth information regarding grants of plan-based and other awards to our named executive officers during fiscal 2006.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards						Estimated Possible Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)		Target ($)		Maximum ($)		Threshold ($)	Target ($)	Maximum ($)
Arthur E. Reiner		$335,000	(1)	$1,005,000	(1)		(1)	—	—	—	—		—	—	—
	N/A	—		—		—		$66,666	$200,000	$200,000	—		—	—	N/A
	2/2/2007	—		—		—		—	—	—	53,505	(4)	—	—	$500,000
	4/25/2006	—		—		—		—	—	—	13,439	(5)	—	—	131,566
Bruce E. Zurlnick		62,000	(2)	186,000	(2)	$2,000,000	(2)	—	—	—	—		—	—	—
	4/25/2006	—		—		—		—	—	—	2,487	(5)	—	—	24,351
Joseph M. Melvin		90,411	(2)	271,234	(2)	2,000,000	(2)	—	—	—	—		—	—	—
	4/25/2006	—		—		—		—	—	—	3,627	(5)	—	—	35,509
Leslie A. Philip		94,338	(2)	283,014	(2)	2,000,000	(2)	—	—	—	—		—	—	—
	4/25/2006	—		—		—		—	—	—	3,785	(5)	—	—	37,051
Edward J. Stein		78,011	(2)	234,034	(2)	2,000,000	(2)	—	—	—	—		—	—	—
	4/25/2006	—		—		—		—	—	—	5,976	(5)	—	—	58,508
(1)

The amounts in these columns reflect the minimum and target possible payout levels for the Chief Executive Officer’s Cash Incentive Compensation award under the terms of his employment agreement. The minimum and target possible payout levels for achieving 80% and 100% of the performance Target Level, respectively, equate to 33.33% and 100% of his base salary, respectively, with no payout if less than 80% of the performance Target Level is achieved. There is no maximum possible payout level under the award, which means the Cash Incentive Compensation award can exceed his base salary if the Company’s performance exceeds the target level under the award. The actual amount earned by the Chief Executive Officer under the award was determined by the Committee on April 5, 2007 and was paid on April 25, 2007 and is reported as 2006 “Non-Equity Incentive Compensation” in the Summary Compensation Table.

(2)

The amounts in these columns reflect the minimum, target and maximum possible payout levels for the named executive officers other than the Chief Executive Officer under the Company’s Cash Bonus Plan. The minimum and target possible payout levels for achieving 80% and 100% of the performance Target Level, respectively, equate to 20% and 60% of each named executive officer’s base salary, respectively, with no payout if less than 80% of the performance Target Level is achieved. The maximum possible award payable to a named executive officer under the Cash Bonus Plan is $2 million. The actual amount earned by each named executive officer under the Cash Bonus Plan was determined by the Committee on April 5, 2007 and was paid on April 25, 2007 and is reported as 2006 “Non-Equity Incentive Compensation” in the Summary Compensation Table.

(3)

The amounts in these columns reflect the minimum, target and maximum values of shares of restricted stock that could have been earned under Chief Executive Officer’s Stock Incentive Compensation award under the terms of his employment agreement based on 2006 performance. The minimum possible payout level for achieving 80% of the performance Target Level equates to 33.33% of his base salary, with no payout if less than 80% of the performance Target Level is achieved. As noted earlier, the target and maximum amounts were limited to $200,000 for 2006. Once the dollar value of the award earned is determined, the number of shares of restricted stock to be awarded is determined by dividing the dollar value of the performance award earned by the mean between the highest and lowest per share sale prices of the Company’s common stock as reported on Nasdaq on the day on which the Company’s audited financial statements have been completed by the Company’s independent public accountants. As noted earlier, this equity award for 2006 performance was paid in cash on April 25, 2007, and is reported as “Bonus” compensation in the Summary Compensation Table. As such, there is no grant date or grant date fair value associated with the award as ultimately earned and paid.

(4)

For each fiscal year during the term of his employment agreement, the Chief Executive Officer is entitled to receive an award of restricted stock having an aggregate value nearest to $500,000. The number of shares of restricted stock to be awarded was determined by dividing $500,000 by the mean between the highest and lowest per share sale prices of the Company’s common stock as reported on Nasdaq on the last day of the fiscal year on which the Company’s common stock traded. In February 2007, 53,505 shares were issued to the Chief Executive Officer under the 1997 Plan which vest on February 2, 2008 if he is then employed by Finlay Jewelry.

(5)

Represents the matching RSUs awarded under the 1997 Plan in April 2006 pursuant to the Executive Deferred Compensation Plan. The matching RSUs vest three years from the date of grant if the executive is then employed by Finlay Jewelry or FM&B, as applicable.

(6)

Except with respect to the Stock Incentive Compensation award for the Chief Executive Officer, the amounts in this column reflect the grant date fair value of the restricted stock awarded to the Chief Executive Officer and the matching RSUs awarded to each named executive officer in 2006, computed in accordance with SFAS 123(R).

Outstanding Equity Awards at 2006 Fiscal Year-End

The table below sets forth information regarding outstanding equity awards held by our named executive officers at the 2006 fiscal year-end.

	Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Arthur E. Reiner	139,719	—	—	$14.00	3/5/2007	7,986	(2)	$76,186	—	—
	160,281	—	—	13.875	3/6/2007	9,427	(3)	89,934	—	—
	100,000	—	—	12.75	2/16/2010	13,439	(4)	128,208	—	—
	60,000	—	—	7.05	9/28/2011	25,000	(5)	238,500	—	—
	—	—	—	—	—	54,437	(6)	519,329	—	—
Bruce E. Zurlnick	3,000	—	—	8.25	3/6/2007	2,417	(2)	23,058	—	—
	5,000	—	—	8.25	6/22/2008	2,865	(3)	27,332	—	—
	10,000	—	—	13.5625	12/20/2009	2,487	(4)	23,726	—	—
	5,000	—	—	12.75	2/16/2010	2,500	(7)	23,850	—	—
	15,000	—	—	7.05	9/28/2011	3,600	(8)	34,344	—	—
Joseph M. Melvin	50,000	—	—	14.875	5/1/2007	3,475	(2)	33,152	—	—
	10,000	—	—	24.3125	6/22/2008	4,244	(3)	40,488	—	—
	20,000	—	—	8.25	12/1/2008	3,627	(4)	34,602	—	—
	20,000	—	—	12.75	2/16/2010	5,000	(7)	47,700	—	—
	27,000	—	—	7.05	9/28/2011	7,200	(8)	68,688	—	—
Leslie A. Philip	26,667	—	—	13.875	3/6/2007	3,636	(2)	34,687	—	—
	20,000	—	—	23.1875	1/27/2008	4,435	(3)	42,310	—	—
	30,000	—	—	8.25	12/1/2008	3,785	(4)	36,109	—	—
	30,000	—	—	12.75	2/16/2010	5,000	(7)	47,700	—	—
	30,000	—	—	7.05	9/28/2011	7,200	(8)	68,688	—	—
Edward J. Stein	12,667	—	—	8.25	3/6/2007	3,046	(2)	29,059	—	—
	10,000	—	—	8.25	6/22/2008	4,490	(3)	42,835	—	—
	20,000	—	—	13.4219	9/9/2009	5,976	(4)	57,011	—	—
	10,000	—	—	12.75	2/16/2010	2,500	(7)	23,850	—	—
	15,000	—	—	7.05	9/28/2011	3,600	(8)	34,344	—	—

______________

(1)	Options generally vest and become exercisable on the fifth anniversary of their grant date and expire on the day before the tenth anniversary of their grant date.
(2)

Reflects the number of unvested matching RSUs as of February 3, 2007 awarded in April 2004 held for the account of the named executive officer pursuant to the Executive Deferred Compensation Plan. These matching RSUs vest on the third anniversary of their award date.

(3)

Reflects the number of unvested matching RSUs as of February 3, 2007 awarded in April 2005 held for the account of the named executive officer pursuant to the Executive Deferred Compensation Plan. These matching RSUs vest on the third anniversary of their award date.

(4)

Reflects the number of unvested matching RSUs as of February 3, 2007 awarded in April 2006 held for the account of the named executive officer pursuant to the Executive Deferred Plan. These matching RSUs vest on the third anniversary of their award date.

(5)	Reflects unvested shares of restricted stock as of February 3, 2007 awarded to Mr. Reiner in August 2003, which become fully vested on June 30, 2007.
(6)

Reflects unvested shares of restricted stock that the Chief Executive Officer received pursuant to his employment agreement. These shares were granted in February 2006 and vest on February 2, 2008 if he is then employed by Finlay Jewelry.

(7)

Reflects unvested restricted stock awarded to each named executive officer in October 2003, which shares are to be received upon completion of vesting in September 2007 (or an earlier vesting date under certain circumstances), if the respective officers are then employed by Finlay Jewelry or FM&B, as applicable.

(8)

Reflects unvested restricted stock awarded to each named executive officer in April 2005, which shares are to be received upon completion of vesting in April 2008 (or an earlier vesting date under certain circumstances), if the respective officers are then employed by Finlay Jewelry or FM&B, as applicable.

(9)	Reflects the number of unvested RSUs and restricted stock held as of February 3, 2007 multiplied by $9.54, the closing price of the Company’s common stock on that date.

Option Exercises and Stock Vested

Fiscal Year Ended February 3, 2007

The table below provides information regarding the value realized by our named executive officers upon the vesting of restricted stock during 2006. None of the named executive officers exercised stock options during 2006, and no RSUs held by the named executive officers vested during 2006.

	Option Awards (1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Arthur E. Reiner	—	—	—	—
Bruce E. Zurlnick	—	—	2,500	$24,175
Joseph M. Melvin	—	—	5,000	48,350
Leslie A. Philip	—	—	5,000	48,350
Edward J. Stein	—	—	2,500	24,175

______________

(1)	None of the named executive officers exercised stock options during 2006.
(2)	Reflects the vesting during 2006 of shares of restricted stock that were granted in April 2004 under the 1997 Plan.
(3)	Reflects the number of shares vested times the closing market price of the Company’s common stock on the date of vesting.

Long Term Incentive Plans. We have reserved a total of 2,857,596 shares of common stock for issuance in connection with awards of stock and options under our 1993 and 1997 Plans. Our 1993 Plan permits us to grant to our key employees, consultants and directors, among others, (i) stock options; (ii) stock appreciation rights; (iii) restricted or nonrestricted stock awards subject to such terms and conditions as the Committee determines; (iv) performance units based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in common stock, at the discretion of the Committee; or (v) any combination of the foregoing. As of May 14, 2007, an aggregate of 732,596 shares of our common stock have been reserved for issuance pursuant to the 1993 Plan, of which a total of 511,111 shares have been issued in connection with option exercises, 13,000 shares are subject to currently outstanding options, 189 shares have been issued in connection with restricted stock arrangements, 1,567 shares have been reserved in connection with restricted stock arrangements, 2,004 shares have been issued and 156,957 shares are reserved for issuance in connection with RSUs under the Executive Deferred Compensation and Director Deferred Compensation Plans, and 47,768 shares are available for future grants under the plan. The number of shares available for future grants under the plan increased from January 28, 2006 as a result of several stock option forfeitures in March 2007.

Our 1997 Plan was originally approved by our stockholders in June 1997. The 1997 Plan, which is similar to the 1993 Plan, provides for the grant of the same types of awards available under the 1993 Plan. Of the 2,125,000 shares of our common stock that have been reserved for issuance pursuant to the 1997 Plan, as of May 14, 2007, a total of 294,494 shares have been issued in connection with option exercises, 599,300 shares are subject to currently outstanding options, 318,036 shares have been issued in connection with restricted stock awards, 78,050 shares have been reserved in connection with restricted stock arrangements, 84,367 shares have been issued and 352,170 shares are reserved for issuance in connection with RSUs under the Executive Deferred Compensation and Director Deferred Compensation Plans, and 398,583 shares are available for future grants under the plan.

For a more detailed description of the 1997 Plan, see Proposal No. 2 in this proxy statement. The 1993 Plan is substantially similar to the 1997 Plan.

Nonqualified Deferred Compensation

Fiscal Year Ended February 3, 2007

As discussed above, we offer an Executive Deferred Compensation Plan to our senior officers, including our named executive officers. Information regarding the named executive officers’ participation in the Executive Deferred Compensation Plan is included in the following table. The material terms of the Executive Deferred Compensation Plan are described under “Executive Deferred Compensation and Stock Purchase Plan” in the Compensation Discussion and Analysis above.

Name	Executive Contributions in 2006 ($) (1)	Registrant Contributions in 2006 ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
Arthur E. Reiner	$131,566	$131,566	$598	—	$588,656
Bruce E. Zurlnick	24,351	24,351	968	—	148,233
Joseph M. Melvin	35,509	35,509	1,427	—	216,482
Leslie A. Philip	37,051	37,051	1,506	—	226,212
Edward J. Stein	58,508	58,508	171	—	257,809

______________

(1)

The named executive officer’s contributions in 2006 represent amounts earned for 2005 and paid in 2006 under the Cash Incentive Compensation award for the Chief Executive Officer and under the Cash Bonus Plan for the other named executive officers and, therefore, are not included in the Summary Compensation Table for 2006.

(2)	The amounts in this column reflect the value of matching RSUs credited to each named executive officer’s account under the Executive Deferred Compensation Plan on April 25, 2006.
(3)

The amounts in this column reflect all RSUs held in the named executive officer’s account at February 3, 2007 multiplied by the closing price of the Company’s common stock on that date. These amounts include amounts to which the named executive officers are not currently entitled because they are subject to vesting.

Potential Payments upon Termination or Change of Control

Pursuant to the terms of their employment agreements, the Executive Deferred Compensation Plan, the 1993 and 1997 Plans and individual award agreements under those plans, our named executive officers are entitled to certain payments or benefits upon a change of control or in connection with certain termination events.

The table below reflects potential payments to each of our named executive officers in the event of a termination of the named executive officer’s employment with us, whether due to retirement, death, disability, termination for cause, termination with good reason or termination in connection with a change of control. The amounts shown assume in each case that the change of control or termination occurred on February 3, 2007, and that the relevant stock price was $9.54, which was the closing price of the Company’s common stock on February 3, 2007.

Absent the exercise of discretion by the Committee and except as required by Mr. Reiner’s employment agreement, receipt of any cash incentive award under our Cash Bonus Plan is contingent on the named executive officer’s continued employment through the payment date. Because the table below assumes a change of control or termination as of a date prior to the bonus payment date, no amounts relating to the awards earned by the named executive officers other than Mr. Reiner under the Cash Bonus Plan for 2006 performance are reflected in the table. The table also does not include the nonqualified deferred compensation that would be paid to a named executive officer, which is set forth in the “Nonqualified Deferred Compensation” table above, except to the extent that the named executive officer is entitled to an additional benefit as a result of the termination or change of control. In addition, the table does not include the value of vested but unexercised stock options as of February 3, 2007. The footnotes to the table describe the assumptions used in estimating the amounts set forth in the table. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid upon a named executive officer’s termination of employment can only be determined at the time of the executive’s separation from the Company.

Mr. Reiner’s employment agreement defines “change of control” to include: (1) any transaction or series of transactions that results in any person or group (other than Mr. Reiner and his related entities) becoming the beneficial owner of more than 50% of the Company’s voting stock and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis; (2) a change in majority of the Company’s Board of Directors not approved by two-thirds of the directors serving when the agreement was entered into, unless such majority of directors has been elected or nominated by Mr. Reiner and his related entities; or (3) a sale of assets constituting all or substantially all of the Company’s assets.

Mr. Reiner’s employment agreement defines “good reason” to include: (1) any material breach by the Company of certain provisions in the agreement; (2) a reduction in his base salary, Incentive Compensation opportunity or Restricted Stock Time-Based Bonus; (3) the Company’s failure to use its reasonable efforts to cause him to remain a director; or (4) the relocation of the Company’s principal executive offices to more than 30 miles outside of New York City; in each case only if he notifies the Board of Directors in writing of the occurrence of such event and the Board of Directors fails to remedy the event within ten business days of receipt of the notice.

Mr. Reiner’s employment agreement defines “cause” and the other named executive officers’ employment agreements define “good cause” to include: (1) the named executive officer’s failure substantially to perform his job duties (or to follow reasonable directions from the Company’s Board of Directors within ten business days after receiving written notice of such failure, in Mr. Reiner’s case); (2) the named executive officer’s willful misconduct in connection with his employment or intentional breach of the Company’s policies; (3) the named executive officer’s conviction of, or plea of nolo contendere to, a felony or any crime involving moral turpitude; or (4) the named executive officer’s breach of any provision of the agreement which the named executive officer fails to cure within ten business days after receiving notice of the breach.

The 1993 and 1997 Plans and the Executive Deferred Compensation Plan define “change of control” to include: (1) approval by the Company’s stockholders of (a) any consolidation or merger of the Company in which the Company is not the surviving corporation or pursuant to which shares of Company common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Company common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (b) any sale, lease, exchange or other transfer of all or substantially all of the Company’s assets, or (c) the adoption of any plan of liquidation or dissolution of the Company; (2) the beneficial ownership by any person or group (or the acquisition by any person or group, without the prior consent of the Company’s Board of Directors, in the case of the 1993 and 1997 Plans) of 15% or more (30% or more in the case of the Executive Deferred Compensation Plan) of the Company’s issued and outstanding common stock; or (3) a change in majority of the Company’s Board of Directors not approved by a majority of the directors serving when the plan was adopted.

	Termination Prior to Change of Control										Termination in Connection with Change of Control
Executive Benefits and Payments Upon Termination	Death ($)		Disability ($)		Termination by Company without Cause or Termination by Executive for Good Reason ($)		Termination by Company for Cause or Termination by Executive without Good Reason ($)		Retirement ($)		Termination by Company without Cause or Termination by Executive for Good Reason ($)		Termination by Company for Cause ($)		Termination by Executive for other than Good Reason Within One Year of Change of Control ($)
Arthur E. Reiner
Base salary	—		$1,005,000	(1)	$2,010,000	(2)	—		—		—		—		—
Incentive Compensation	$1,239,840	(3)	1,239,840	(3)	3,919,840	(4)	$1,239,840	(3)	$1,239,840	(3)	—		$1,239,840	(3)	—
Severance amount	2,044,840	(5)	2,044,840	(5)	2,044,840	(5)	—		—		$5,964,781	(6)	—		$5,964,781	(6)
Additional stock awards	—		—		1,000,000	(7)	—		—		1,800,000	(8)	—		—
Accelerated Vesting:
Restricted stock	1,268,267	(9)	1,268,267	(9)	1,268,267	(9)	—		—		1,268,267	(9)	—		—
RSUs	294,328	(9)	294,328	(9)	80,766	(10)	—	(11)	80,766	(10)	294,328	(9)	—	(11)	294,328	(9)
Life and health insurance	5,000,000	(12)	11,406	(13)	11,406	(13)	—		—		—		—		—

Total Value	$9,847,275		$5,863,681		$10,335,119		$1,239,840		$1,320,606		$9,327,376	(14)	$1,239,840		$6,259,109	(14)

	Termination Whether or Not in Connection with Change of Control										Upon a Change of Control
Executive Benefits and Payments Upon Termination	Death ($)		Disability ($)		Termination by Company without Good Cause ($)		Termination by Company for Good Cause or Termination by Executive ($)		Retirement ($)		($)
Bruce E. Zurlnick
Severance amount	—		—		$645,833	(15)	—		—		—
Accelerated Vesting:
Restricted stock	$58,194	(9)	$58,194	(9)	—		—		—		$58,194	(9)
RSUs	74,116	(9)	74,116	(9)	24,480	(10)	—	(11)	—		74,116	(9)
Total Value	$132,310		$132,310		$670,313		—		—		$132,310
Joseph M. Melvin
Severance amount	—		—		$664,798	(15)	—		—		—
Accelerated Vesting:
Restricted stock	116,388	(9)	116,388	(9)	—		—		—		116,388	(9)
RSUs	108,241	(9)	108,241	(9)	35,603	(10)	—	(11)	35,603	(10)	108,241	(9)
Total Value	$224,629		$224,629		$700,401		—		$35,603		$224,629
Leslie A. Philip
Severance amount	—		—		$693,780	(15)	—		—		—
Accelerated Vesting:
Restricted stock	116,388	(9)	116,388	(9)	—		—		—		116,388	(9)
RSUs	113,106	(9)	113,106	(9)	37,225	(10)	—	(11)	37,225	(10)	113,106	(9)
Total Value	$229,494		$229,494		$731,005		—		$37,225		$229,494

	Termination Whether or Not in Connection with Change of Control										Upon a Change of Control
Executive Benefits and Payments Upon Termination	Death ($)		Disability ($)		Termination by Company without Good Cause ($)		Termination by Company for Good Cause or Termination by Executive for any reason ($)		Terminated after January 31, 2009 solely due to non-renewal of Macy’s Central License Agreement ($)		($)
Edward J. Stein
Severance amount	—		—		—		—		$595,420		—
Accelerated Vesting:
Restricted stock	$58,194	(9)	$58,194	(9)	—		—		—		$58,194	(9)
RSUs	128,904	(9)	128,904	(9)	$33,657	(10)	— (11)		33,657	(10)	128,904	(9)
Relocation Assistance	108,050	(16)	108,050	(16)	108,050	(16)	108,050	(16)	108,050	(16)	108,050	(16)
Total Value	$295,148		$295,148		$141,707		$108,050		$737,127		$295,148

______________

(1)	Represents 50% of Mr. Reiner’s base salary for the remainder of the term of his employment agreement.
(2)	Represents payment of 100% of Mr. Reiner’s base salary for the remainder of the term of his employment agreement.
(3)	Represents payment of Mr. Reiner’s Incentive Compensation earned for 2006, reported in the Summary Compensation Table as “Bonus” and “Non-Equity Incentive Plan Compensation.”
(4)

Represents payment of Mr. Reiner’s Incentive Compensation earned for 2006, plus payment of his Incentive Compensation assuming 110% achievement of Target Level, for the remainder of the term of his employment agreement.

(5)	Represents a severance payment equal to one year’s base salary plus Mr. Reiner’s Cash Incentive Compensation for the most recently completed fiscal year.
(6)	Represents lump sum payment equal to 2.99 times Mr. Reiner’s “base amount” (as defined in Section 280G(b)(3) of the Code).
(7)	Represents award of the Restricted Stock Time-Based Bonuses issuable for 2007 and 2008 under the terms of Mr. Reiner’s employment agreement.
(8)	Represents award of the Restricted Stock Time-Based Bonuses and Performance-Based Stock Awards issuable for 2007 and 2008 under the terms of Mr. Reiner’s employment agreement.
(9)	Represents value of 100% accelerated vesting of restricted stock or matching RSUs, as applicable.
(10)

Represents value of prorated accelerated vesting of matching RSUs for retirement or termination by the Company without cause. Mr. Zurlnick was not eligible for retirement (as defined under the Executive Deferred Compensation Plan) at February 3, 2007.

(11)

No unvested matching RSUs under the Executive Deferred Compensation Plan vest upon termination by the Company for cause or termination by the named executive officer without good reason. In addition, if terminated for cause (which constitutes “detrimental activity” under the plan) the named executive officer would forfeit any vested matching RSUs and the Company would be entitled to recover from the named executive officer the value of any matching RSUs previously distributed to him or her.

(12)

Represents life insurance proceeds payable to Mr. Reiner’s estate. No additional amount is reflected for premium payments for continued health insurance coverage for the remainder of the term of Mr. Reiner’s employment agreement because Mr. Reiner is currently covered by other health insurance which the Company anticipates will continue in effect through the remainder of his employment agreement.

(13)

Represents the Company’s premium payments for continued term life insurance for the remainder of the term of Mr. Reiner’s employment agreement. No additional amount is reflected for premium payments for continued health insurance coverage for the remainder of the term of Mr. Reiner’s employment agreement because Mr. Reiner is currently covered by other health insurance which the Company anticipates will continue in effect through the remainder of his employment agreement.

(14)

If the aggregate present value of the portion of this total value that would be considered “parachute payments” (as defined under Code Section 280G) exceeds 2.99 times the named executive officer’s base amount (described in note 6 above), then his parachute payments would be reduced so that they equal 2.99 times his base amount, which would cause this total value to be lower.

(15)

Represents lump sum payment equal to the greater of (i) base salary at the then-current rate through the end of the named executive officer’s employment agreement, or (ii) one year’s base salary at the then-current rate plus one year’s bonus (calculated by averaging the annual bonus to the named executive officer over the prior three fiscal years).

(16)

Reflects cost to relocate Mr. Stein back to southern California, in accordance with Mr. Stein’s employment agreement and the Company’s relocation policy, assuming such relocation cost equals the cost incurred by the Company to move Mr. Stein from southern California in 2006. Mr. Stein is not entitled to this benefit if he is terminated as a result of criminal misconduct or gross negligence.

Compensation Committee Interlocks and Insider Participation

The Board of Directors of each of the Company and Finlay Jewelry have established a Compensation Committee whose current members are Norman S. Matthews, Ellen R. Levine and Charles E. McCarthy. All decisions with respect to executive compensation and benefit plans involving employees of the Company and Finlay Jewelry are currently made by the Compensation Committee. None of the present members of the Compensation Committee are, or were at any time, an officer or employee of the Company or any of its subsidiaries and no “compensation committee interlocks” existed during 2006.

CODES OF ETHICS

The Company has adopted Codes of Ethics that apply to all of its directors and employees including, without limitation, the Company’s principal executive officer, its principal financial officer and all of its employees performing financial or accounting functions. The Company’s Codes of Ethics are posted on its Web site, www.finlayenterprises.com, under the heading “Governance” in satisfaction of the disclosure requirement of Regulation S-K. The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or waiver from, a provision of its Codes of Ethics by posting such information on its Web site at the location specified above. However, the Company may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the Commission either in addition to or in lieu of the Web site disclosure. The Company will provide to any person, without charge, upon request addressed to the Corporate Secretary at the Company, at 529 Fifth Avenue, New York, New York 10017, a copy of the Codes of Ethics.

STOCKHOLDER COMMUNICATIONS

The Board of Directors of the Company has implemented a process whereby stockholders may send communications to the Board’s attention. Any stockholder desiring to communicate with the Board of Directors, or one or more specific members thereof, should communicate in a writing addressed to Board of Directors, Finlay Enterprises, Inc., c/o Bonni G. Davis, Esq., Corporate Secretary, 529 Fifth Avenue, New York, New York 10017. All such communications will be forwarded to the intended recipient(s) except that solicitations or other matters unrelated to the Company may not be forwarded at the discretion of the Corporate Secretary. Stockholders should clearly specify in each communication, the name of the individual director or group of directors to whom the communication is addressed. Please refer to the Company’s Web site for any changes in this process.

CERTAIN TRANSACTIONS

Stockholders’ Agreement

Certain members of management (the “Management Stockholders”), directors and employees holding options to purchase common stock or RSUs, certain private investors and the Company are parties to the Stockholders’ Agreement, which sets forth certain rights and obligations of the parties with respect to the common stock (including certain “come along” and “take along” rights relating to sales of common stock) and corporate governance of the Company. The Stockholders’ Agreement provides that the parties thereto must vote their shares in favor of certain directors who are nominated by

Mr. Cornstein and Mr. Reiner. Mr. Cornstein is his own director designee and Mr. Reiner is his own director designee.

Registration Rights Agreement

A registration rights agreement, dated as of May 26, 1993, as amended, (the “Registration Rights Agreement”) with the Company, grants certain registration rights to certain Management Stockholders and other investors. Management Stockholders may demand registration under certain circumstances. In addition, under the Registration Rights Agreement, if the Company proposes to register shares of common stock under the Securities Act of 1933, as amended, then each party to the Registration Rights Agreement will have the right, subject to certain restrictions, priorities and exceptions to request that the Company register his/her shares of common stock in connection with such registration. Under the Registration Rights Agreement, the parties have agreed to indemnify each other for certain liabilities in connection with any registration of shares subject to the Registration Rights Agreement.

Certain Other Transactions

The Company has entered into indemnification agreements which require, among other things, that the Company indemnify directors and officers who are parties to such agreements against certain liabilities and associated expenses arising from their service as directors and officers of the Company and reimburse certain related legal and other expenses. In the event of a Change of Control (as defined therein), the Company will, upon request by an indemnitee under his or her agreement, create and fund a trust for the benefit of such indemnitee sufficient to satisfy reasonably anticipated claims for indemnification. The Company also covers all directors and officers under a directors and officers liability insurance policy maintained by the Company in such amounts as the Board of Directors of the Company finds reasonable. Although the indemnification agreements offer coverage similar to the provisions in the Company’s Restated Certificate of Incorporation and the Delaware General Corporation Law, they provide greater assurance to directors and officers that indemnification will be available because, as contracts, they cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

For information relating to certain transactions involving members of management or others, see “Employment Agreement for Chief Executive Officer” and “Other Employment Agreements” under the caption “Executive Compensation” above.

The information regarding Mr. Cornstein’s use of office space in the Company’s headquarters building under “Director Compensation” above is incorporated herein by reference.

We have operated under our Codes of Ethics for many years. As part of our Codes of Ethics, directors and employees are expected to make business decisions and take actions based upon the best interests of the Company and Finlay Jewelry and not based upon personal relationships or benefits. The Codes of Ethics reflect our commitment to requiring the highest standards of professional and ethical conduct from our employees and directors and to fostering a culture of honesty, integrity and accountability. The Codes of Ethics outline the basic principles and policies with which all employees and directors are expected to comply. Activities that could give rise to conflicts of interest are prohibited unless specifically approved in advance by the Audit Committee of the Board of Directors of the Company.

The Audit Committee of the Board of Directors is responsible for reviewing, approving and ratifying related party transactions pursuant to the Company’s related party transactions policy. We may enter into a related party transaction only if the Audit Committee approves or ratifies such transaction and if the transaction is beneficial to the Company and on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party.

PROPOSAL NO. 2

Extension of Finlay Enterprises, Inc. 1997 Long Term

Incentive Plan and Approval of Merger of Finlay Enterprises, Inc. Long Term Incentive Plan
(adopted in 1993) and the Finlay Enterprises, Inc. 1997 Long Term Incentive Plan (as extended)
into the Finlay Enterprises, Inc. 2007 Long Term Incentive Plan

On March 6, 1997, the Board of Directors of the Company adopted the Finlay Enterprises, Inc. 1997 Long Term Incentive Plan (“1997 Plan”), which was approved by the Company’s stockholders on June 19, 1997. Increases in the number of shares available for issuance thereunder were approved by the Company’s stockholders on June 22, 1998, June 22, 2000 and June 20, 2006. The purpose of the 1997 Plan has been to provide an incentive and reward for those executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Company, to closely align the interests of such employees and other persons with the interests of the stockholders of the Company by linking benefits to stock performance and to retain the services of such persons, as well as to attract new key employees.

The 1997 Plan was set to expire pursuant to its terms on March 5, 2007. On February 27, 2007, the Board of Directors approved an amendment to the 1997 Plan which indefinitely extended the term of the 1997 Plan. The Board of Directors also amended the 1997 Plan to provide that any awards made under the 1997 Plan after March 4, 2007, will be forfeited and cancelled if the stockholders do not approve the extension of the term of the 1997 Plan.

On February 27, 2007, the Board of Directors also approved, subject to stockholder approval, the merger of the 1997 Plan (as extended) and the Finlay Enterprises, Inc. Long Term Incentive Plan (which was adopted by the Board in 1993) (“1993 Plan”), to form the new Finlay Enterprises, Inc. 2007 Long Term Incentive Plan (“2007 Plan”). The 2007 Plan will become effective on June 19, 2007 if stockholder approval is obtained. We have reserved a total of 2,857,596 shares of common stock for issuance in connection with equity awards under our 1993 Plan and 1997 Plan. As of May 14, 2007, the number of shares available for awards under the 1993 Plan and 1997 Plan combined is 446,351. The shares available for awards under the 1993 Plan and the 1997 Plan will be available for awards under the 2007 Plan if the 2007 Plan is approved by stockholders. Shares from forfeited awards or shares from awards settled in cash or which otherwise terminate under the 1993 Plan or the 1997 Plan will be available for awards under the 2007 Plan. Once the 2007 Plan goes into effect, no new awards may be made under the 1993 Plan or the 1997 Plan.

Certain awards under the 1997 Plan and 2007 Plan are intended to meet the performance-based exception under Code Section 162(m). Both plans include performance measures that meet the performance-based exception under Code Section 162(m).

A copy of the amendment extending the 1997 Plan is attached hereto as Annex A, and a copy of the 2007 Plan is attached hereto as Annex B.

Reasons for and Principal Effects of the Proposal

The extension of the 1997 Plan was necessary to enable the Company to make annual equity grants for the current fiscal year under a stockholder approved plan. Stockholder approval is required to maintain deductibility of performance-based awards under Code Section 162(m) and to meet certain exchange requirements.

The purpose of the merger of the 1997 Plan and 1993 Plan into the new 2007 Plan is to simplify the long term incentive program of the Company and to make all future equity grants under one plan that stockholders have approved. Stockholder approval will also allow future awards under the 2007

Plan to meet the Code Section 162(m) performance-based exception requirement and certain exchange requirements. The 2007 Plan is similar to the 1997 Plan, although the 2007 Plan has been simplified by removing certain types of awards that were available under the 1997 Plan. Additionally, the performance measures for awards which qualify as performance-based under Code Section 162(m) have been broadened. The 2007 Plan does not have an expiration date although it does have a limit on the number of shares available under the 2007 Plan.

As of May 14, 2007, 446,351 shares were available for grants under the 1993 Plan and the 1997 Plan combined. If stockholders approve Proposal No. 2, the shares available for awards under the 1993 Plan and the 1997 Plan as of June 19, 2007 will be available for issuance under the 2007 Plan on June 19, 2007. Shares from forfeited awards or shares from awards settled in cash or which otherwise terminate under the 1993 Plan or the 1997 Plan will also be available for awards under the 2007 Plan. As of May 14, 2007, if all outstanding awards under the 1997 Plan and the 1993 Plan were forfeited, 1,201,044 shares would be available for grants under the 2007 Plan. Therefore, the maximum number of shares that could be available for grants under the 2007 Plan (assuming all outstanding awards under the 1997 Plan and 1993 Plan were forfeited and calculated as of May 14, 2007) is 1,647,395 shares.

As the Compensation Committee believes that the Company’s stock-based performance compensation arrangements are beneficial in aligning management’s interest with those of the Company’s stockholders over the long term, the Board of Directors has adopted, and recommends that the stockholders approve, the extension of the 1997 Plan and the merger of the 1993 Plan and 1997 Plan (as extended) into the 2007 Plan. If Proposal No. 2 is approved by stockholders, then those awards made under the 1997 Plan for the current fiscal year that were made subject to stockholder approval will remain in place. In addition, if Proposal No. 2 is approved by stockholders, eligible participants under the 2007 Plan could receive awards under the 2007 Plan after June 19, 2007, but no future awards would be granted under the 1993 Plan or the 1997 Plan.

The 1993 Plan and the 1997 Plan have permitted us to grant to our key employees, consultants and directors, among others, (i) stock options; (ii) stock appreciation rights; (iii) restricted or nonrestricted stock awards subject to such terms and conditions as the Committee determines; (iv) performance units based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in common stock at the discretion of the Committee; or (v) any combination of the foregoing.

As of May 14, 2007, the combined maximum number of shares of our common stock permitted to be issued under the 1993 Plan and the 1997 Plan is 2,857,596, of which a total of: (i) 805,605 shares have been issued in connection with option exercises, (ii) 612,300 shares are subject to currently outstanding options with a weighted average exercise term to expiration of 3.57 years and a weighted average exercise price of $10.99 per share, (iii) 318,225 shares have been issued in connection with restricted stock awards, (iv) 79,617 shares have been reserved in connection with restricted stock arrangements, (v) 86,371 shares have been issued and 509,127 shares are reserved for issuance in connection with RSUs under the Executive Deferred Compensation and Director Deferred Compensation Plans, and (vi) 446,351 shares are available for future grants under the plans.

If the stockholders do not approve Proposal No. 2 which includes the amendment extending the 1997 Plan, then the awards under the 1997 Plan already made for the current fiscal year will be forfeited and cancelled and no future awards would be made under the 1997 Plan. Awards made prior to March 5, 2007 under the 1997 Plan would remain outstanding in accordance with their terms. In addition, all awards made under the 1993 Plan would remain outstanding and future awards could continue to be made under the 1993 Plan. Additionally, if the stockholders do not approve Proposal No. 2 which includes the merger of the 1993 Plan and the 1997 Plan into the new 2007 Plan, then the 2007 Plan would not go into effect and no awards would be made under the 2007 Plan.

The discussion that follows summarizes the amendment extending the 1997 Plan and the proposed merger of the 1993 Plan and 1997 Plan into the new 2007 Plan and describes the material terms of each. This summary is subject, in all respects, to the terms of the full text of the amendment of the 1997 Plan and the 2007 Plan, copies of which are attached as Annexes A and B to this proxy statement.

Summary of the Amendment Extending the 1997 Plan

The amendment to extend the term of the 1997 Plan was adopted on February 27, 2007, and indefinitely extended the 1997 Plan subject to stockholder approval. In the event that stockholder approval is not obtained, the amendment provides that any awards under the 1997 Plan made after March 4, 2007 will be forfeited and cancelled.

Summary of the 1997 Plan

The 1997 Plan as currently in effect is administered by the Compensation Committees of the Company and Finlay Jewelry and permits the Company to grant to key employees, consultants, officers and directors of the Company and its and their subsidiaries, the following: (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards, including purchases and awards under the Deferred Compensation Plans, subject to such terms and conditions as the Company’s Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in common stock at the discretion of the Company’s Compensation Committee; or (vi) any combination of the foregoing. The 1997 Plan provides that no participant may be granted, during any fiscal year, options or other awards relating to more than 200,000 shares of common stock.

Under the 1997 Plan, the Company may grant stock options which are either ‘‘incentive stock options’’ (‘‘Incentive Options’’) within the meaning of Section 422 of the Code, or non-incentive stock options (‘‘Non-incentive Options’’). Incentive Options are designed to result in beneficial tax treatment to the optionee, but will not entitle the Company to a tax deduction. Nonincentive Options will not give the optionee the tax benefits of Incentive Options, but generally will entitle the Company to a tax deduction when and to the extent income is recognized by the optionee.

The 1997 Plan provides that the per share exercise price of an option granted thereunder shall be determined by the Company’s Compensation Committee. The exercise price of an Incentive Option may not, however, be less than 100% of the fair market value of the common stock on the date the option is granted, and the duration of an Incentive Option may not exceed ten years from the date of grant. In addition, an Incentive Option that is granted to an employee who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of capital stock of the ‘‘employer corporation’’ (as used in the Code) or any parent or subsidiary thereof shall have a per share exercise price which is at least 110% of the fair market value of the common stock on the date the option is granted and the duration of any such option may not exceed five years from the date of grant. Options granted under the 1997 Plan become exercisable at such time or times as the Compensation Committee may determine at the time the option is granted. Options are generally nontransferable and exercisable only by the participant.

The Company’s grants typically contain transfer and certain other restrictions and utilize a variety of vesting schedules. In addition, (i) if an optionee’s employment is terminated for cause, such optionee’s options will terminate immediately, (ii) if an optionee’s employment is terminated due to death, ‘‘disability’’ or ‘‘retirement’’ (each as defined in the 1997 Plan), such optionee’s options become fully vested and exercisable for a specific period following termination and (iii) if an optionee’s employment is terminated for any other reason, such optionee’s options remain exercisable to the extent vested for a specific period following termination.

The 1997 Plan may be amended or terminated by the Board of Directors at any time, but no such termination or amendment may, without the consent of a participant, adversely affect the participant’s rights with respect to previously granted awards.

Summary of the 2007 Plan

The 2007 Plan will go into effect on June 19, 2007 if stockholder approval is obtained. The 2007 Plan will replace both the 1997 Plan and the 1993 Plan. The 2007 Plan is similar to the 1997 Plan, although certain changes have beet made to the 2007 Plan.

Purpose of the 2007 Plan. The purpose of the 2007 Plan is to provide an incentive and reward for those executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Company, to closely align the interests of such employees and other persons with the interests of the stockholders of the Company by linking benefits to stock performance and to retain the services of such persons, as well as to attract new key employees. In furtherance of that purpose, the 2007 Plan authorizes the grant, subject to applicable law, to executives, directors, key employees, consultants and other persons who are deemed to render significant services to the Company or its subsidiaries of stock options, nonrestricted stock, restricted stock, restricted stock units, performance awards or any combination thereof.

Eligibility. The Committee will determine which executives, directors, key employees, consultants and other persons who are deemed to render significant services to the Company or its subsidiaries will participate in the 2007 Plan and will determine the terms of any awards (subject to the limitations of the 2007 Plan). As of May 14, 2007, there were approximately 25 executives, eight directors, 85 employees and no consultants who would be eligible to participate in the 2007 Plan.

Plan Term. The 2007 Plan has no stated termination date, although the Board of Directors may terminate the plan at any time. No awards may be granted under the 2007 Plan prior to stockholder approval.

Shares Available for Grants. Subject to anti-dilution adjustments described below, the shares available for issuance under the 2007 Plan will be the shares available for issuance under the 1997 Plan and the 1993 Plan immediately prior to June 19, 2007. It is estimated that a total of 446,351 shares of common stock will be available for grants under the 2007 Plan on June 19, 2007. If any award terminates, expires, lapses, or is forfeited for any reason under the 1997 Plan or the 1993 Plan (for awards made prior to June 19, 2007) or under the 2007 Plan (for future awards), the common shares subject to such award will be available for future awards under the 2007 Plan. If the exercise price for a stock option is paid using previously acquired common shares, the number of common shares available for future awards under the 2007 Plan will be reduced by the full number of shares exercised (not the net number of new common shares issued upon the exercise of the option). Similarly, if common shares are surrendered by a participant as full or partial payment of withholding taxes, or if the number of common shares otherwise deliverable is reduced for payment of withholding taxes, the number of common shares available for future awards under the 2007 Plan will be reduced by the full number common shares awarded (not the net number of common shares issued).

The number of shares subject to each outstanding award, the exercise price, and the annual limits on and aggregate number of shares for which or from which awards may be made, will be proportionately and equitably adjusted in such manner as the Committee determines in order to retain the economic value or opportunity for such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations.

If Proposal No. 2 is approved by stockholders, the shares of common stock that may be issued or used under the Executive Deferred Compensation Plan and the Director Deferred Compensation Plan

(the “Deferred Compensation Plans”) for future RSU awards will be funded solely from shares of common stock available for issuance under the 2007 Plan. Accordingly, the maximum number of shares of common stock that may be issued or used under the Deferred Compensation Plans may not exceed the maximum number of shares of common stock available for issuance under the 2007 Plan. Purchases and awards under the Deferred Compensation Plans constitute ‘‘Stock Awards’’ under the 2007 Plan and will count against the share limit specified in the 2007 Plan.

Annual Limits on Awards. Under the 2007 Plan, there are limits on the number of shares of common stock with respect to which awards may be made to any one individual in any fiscal year as follows: stock options - 400,000 shares of common stock in the aggregate; unrestricted stock awards and restricted stock awards (other than RSUs) - 200,000 shares of common stock in the aggregate; RSUs - 200,000 shares of common stock in the aggregate; performance shares - 200,000 shares of common stock in the aggregate; and all awards - 400,000 shares of common stock in the aggregate. For awards that may be settled in cash and notwithstanding the above limit for all awards, the aggregate of all awards granted to one individual in any fiscal year may not provide for the payment of a cash amount that exceeds the product obtained by multiplying 400,000 times the greater of the fair market value of the shares at the date of grant or the date of settlement of the award. All of these limits are subject to adjustment under the anti-dilution provisions in the 2007 Plan.

Administration. The 2007 Plan will be administered by the Compensation Committees of the Company and Finlay Jewelry. The Compensation Committees may grant any of the following: (i) stock options; (ii) restricted or nonrestricted stock awards, including purchases and awards under the Deferred Compensation Plans, subject to such terms and conditions as the Company’s Compensation Committee shall determine; (iii) performance shares which are based upon attainment of performance goals during a period of not less than one nor more than five years and which are settled only in common stock; or (vi) any combination of the foregoing. The Company’s Compensation Committee will determine, among other things, the participants in the 2007 Plan, the amounts to be awarded to each participant under the 2007 Plan and the form, manner of payment, exercise price, conditions, time and terms of payments under the 2007 Plan.

Types of Awards Under the 2007 Plan.

Stock Options. Options granted under the 2007 Plan may only be Non-Incentive Options. The price at which shares covered by an option may be purchased pursuant thereto shall be determined by the Compensation Committee, but shall be no less than 100% of the Market Value (which is defined in the 2007 Plan as the volume-weighted average of the common stock’s trading price) of such shares on the date of grant. The purchase price of shares issuable upon exercise of any option may be paid (i) in cash, (ii) to the extent authorized by the Compensation Committee, by delivery of shares of common stock having an aggregate Market Value on the date of exercise equal to the exercise price of the option, (iii) to the extent authorized by the Compensation Committee, by having the Company withhold a number of shares from the exercise having a Market Value equal to the exercise price, (iv) by delivery of any other property acceptable to the Company, or (v) by a combination thereof.

The 2007 Plan provides that options may be exercised within a period not exceeding ten years after the date of grant, are non-transferable except by will or by the laws of descent and distribution, and during a participant’s lifetime are exercisable only by him or her. In addition, pursuant to the 2007 Plan, various limitations may apply to the exercise of options by participants whose employment is terminated on retirement, disability or otherwise.

The Company’s grants typically contain transfer and certain other restrictions and utilize a variety of vesting schedules. In addition, (i) if a participant’s employment is terminated for cause, such participant’s options will terminate immediately, (ii) if a participant’s employment is terminated due to death, ‘‘disability’’ or ‘‘retirement’’ (each as defined in the 2007 Plan), such participant’s options become fully vested and exercisable for a specific period following termination, and (iii) if a participant’s employment is terminated for any other reason, such participant’s options remain exercisable to the extent vested for a specific period following termination.

Stock Awards. The Compensation Committee is authorized under the 2007 Plan to grant stock awards, which may be in the form of (i) restricted stock, which may be shares issued to the participant which cannot be sold or otherwise disposed of until certain restrictions imposed by the Compensation Committee have lapsed or which may be a contractual right to obtain common stock if the participant remains employed during a certain period of time or until certain performance goals are met as determined by the Compensation Committee, (ii) restricted stock units, which may be settled in stock or cash, or (iii) shares which are not subject to any restrictions on sale or disposition. In the event a participant who has received restricted stock ceases to be employed by the Company during the applicable restrictive period, restricted stock that is at the time subject to restrictions shall be forfeited. Except as otherwise provided by the Compensation Committee at the time of grant, a participant who is issued restricted stock shall have all the rights of a stockholder including, without limitation, the right to vote restricted stock and the right to receive dividends thereon. A participant who is granted a contractual right to receive restricted stock or is granted a restricted stock unit shall have no rights of a stockholder until the underlying stock is actually issued to the participant.

Performance Shares. The 2007 Plan permits the Compensation Committee to grant performance shares, which shall be based on the attainment of performance goals set by the Compensation Committee, which shall include return on equity, revenues, net revenues, operating income, earnings, return on invested capital, return on sales, share price, market share, revenues growth, increase in customer base, cost reductions and savings, income before taxes, net income, adjusted net income, EBITDA, EBITA, earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, cash flow measures, market share, stockholder return or economic value added, implementation of Corporation policies, negotiations of significant corporate transactions, development of long-term business goals or strategic plans, or exercise of specific areas of managerial responsibility. The above goals may apply on a Company basis, business unit basis, individual basis, or any combination thereof. Restricted stock and restricted stock units may also be awarded as “performance shares” subject to the above performance goals and subject to the requirements under Code Section 162(m) unless the Compensation Committee determines otherwise. The Compensation Committee shall establish the number of performance shares, the performance goals to be attained, the performance period for the attainment of such goals (which shall be not less than one nor more than five fiscal years of the Company), the various percentages of the performance shares to be paid upon the attainment, in whole or in part, of the performance goals, and such other conditions and restrictions as the Compensation Committee deems appropriate. The Compensation Committee will not have discretion to increase the performance shares over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the performance shares have been satisfied. The performance goals set by the Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

The measures used in performance goals set under the 2007 Plan shall be determined in a manner consistent with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods of reporting used in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business or to changes in accounting principles or law, except as may otherwise be determined by the Compensation Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Compensation Committee but without regard to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business or to changes in accounting principles or law, except as may otherwise be determined by the Compensation Committee.

Payment of performance shares shall be made in common stock (although payment of RSUs that are considered performance shares may be paid in cash). Performance shares are not transferable other than by will or by the laws of descent and distribution, and during a participant’s lifetime, payments made in respect thereof shall be made only to the participant.

Section 162(m) of the Code.   Awards under the 2007 Plan may be granted that do or do not qualify as “performance-based compensation” under Code Section 162(m). Compliance with the requirements of Code Section 162 (m) enables the Company to deduct compensation associated with awards under the plan which qualify as ‘‘performance-based’’ for purposes of Code Section 162(m).

Amendment and Termination.   The 2007 Plan may be amended or terminated by the Board of Directors at any time without the consent of stockholders or participants, except where such approval is required to comply with applicable law or regulations or rules under an applicable stock exchange or if the Compensation Committee determines that such approval would be necessary to retain the benefits of Rule 16b-3 of the Exchange Act or Section 162(m) of the Code and except that no such termination or amendment may, without the consent of a participant, adversely affect the participant’s rights with respect to previously granted awards.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE 2007 PLAN

The following information is not intended to be a complete discussion of the U.S. Federal income tax consequences of participation in the 2007 Plan and is qualified in its entirety by reference to the Internal Revenue Code, and the regulations adopted pursuant thereto. The provisions of the Internal Revenue Code described in this section include current tax law only and do not reflect any proposals to revise current tax law. A participant who acquires shares of common stock under the 2007 Plan should consult his or her own tax advisor with respect to his or her individual tax position and the effect of any legislative revisions on such position.

Participants subject to taxes imposed by state, local and other taxing authorities, including foreign governments, should consult with their own attorneys or tax advisors regarding the tax consequences thereunder.

The U.S. Federal income tax consequences applicable to persons subject to potential liability under Section 16(b) of the Exchange Act and the rules thereunder may be different than the U.S. Federal income tax consequences applicable to persons who are not subject to Section 16(b) of the Exchange Act. Persons subject to Section 16(b) should consult their own tax advisors for more specific information.

Options. A Non-Incentive Option award results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant who exercises an option will realize ordinary compensation income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. The Company generally will be entitled to a corresponding deduction for federal income tax purposes at that time.

Use of Shares to Exercise Options. If a participant pays all or part of the exercise price for an option in shares of the Company’s common stock that the participant already owns, the participant will not realize gain or loss on those surrendered shares, but will be taxed according to the rules described above. The shares acquired upon exercise that are equal in number to the shares surrendered will have a basis equal to the basis of the shares surrendered, and the holding period of those shares will include the holding period of the shares surrendered. The basis of additional shares received upon exercise of an option will be equal to the market value of those shares on the exercise date, and the holding period will begin on the exercise date.

Restricted Stock. A restricted stock award generally results in no taxable income to the participant receiving the award or deduction to the Company at the time of grant. A participant receiving restricted stock generally will recognize ordinary compensation income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant to whom restricted stock is transferred may elect, under Section 83(b) of the Code within 30 days of the grant of the restricted stock, to recognize ordinary compensation income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price (if any) of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to any purchase price of the forfeited shares regardless of whether the participant made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether any gain or loss is long or short-term begins when the restriction period expires, and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary compensation income to the participant in the year that such income is taxable. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company, when paid. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company. The Section 83(b) election is not available on a restricted stock grant that is a contractual right to receive stock in the future. With these types of restricted stock grants, the participant is only taxed upon the issuance of the underlying stock to the participant provided that the underlying stock is not itself restricted. The amount included in the participant’s income is the fair market value of the stock on the date of issuance (or, if restricted stock, once the stock is no longer subject to forfeiture) less the consideration paid for the stock (if any). The Company will be entitled to a deduction at that time and in the amount included in the participant’s income.

Restricted Stock Units. A participant will not realize income in connection with the grant of a restricted stock unit. When shares of common stock and/or cash is delivered to the participant, the participant will generally be required to include as ordinary compensation income in the year of receipt an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at that time and in the amount included in the participant’s income by reason of the receipt. For each share of common stock received in respect of a restricted stock unit, the taxation of the post-exercise appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Stock Awards. A participant receiving a nonrestricted stock award is required to include the fair market value of the shares received as ordinary compensation income upon receipt in an amount equal to the fair market value of the shares received. The Company is entitled to a deduction in the corresponding amount at that time. For each share of common stock received, the taxation of the post-receipt appreciation or depreciation is treated as either a short-term or long-term capital gain or loss, depending upon the length of time the participant held the shares of common stock.

Other Federal Income Tax Aspects. On October 22, 2004, the American Jobs Creation Act of 2004 was enacted and included a new tax provision (Section 409A of the Code) affecting “nonqualified deferred compensation.” Any such compensation must, among other things, meet election timing and payment timing requirements. Failure to meet these requirements causes the nonqualified deferred compensation to be taxed when vested, to be subject to an additional 20% federal income tax, and to be subject to interest on federal underpayments from the year the compensation vests. Under current IRS guidance, certain awards under the 2007 Plan are excluded from nonqualified deferred compensation to which Section 409A applies. These excluded awards generally are stock options, restricted stock, restricted stock, restricted stock units that are settled at or shortly after vesting, and stock awards. Other awards under the 2007 Plan may be treated as nonqualified deferred compensation to which Section 409A applies, and in such case it is generally the Company’s intent that such awards be designed to comply with the election timing, payment timing and other requirements of Section 409A.

Limitation on the Company’s Deduction Section 162(m) of the Code will generally limit the Company’s federal income tax deduction for compensation paid in any year to its Chief Executive Officer and its four highest paid executive officers to $1.0 million, to the extent that such compensation is not ‘‘performance-based.’’ Under Treasury regulations, a stock option will, in general, qualify as ‘‘performance-based’’ compensation if it (i) has an exercise price of not less than the fair market value of the underlying stock on the date of grant, (ii) is granted under a plan that limits the number of shares for which stock options may be granted to an employee during a specified period, which plan is approved in accordance with applicable state law (which in the Company’s case, requires the affirmative vote of a majority of the Company’s shares voted on the proposal at a meeting at which a quorum is present), and (iii) is granted and administered by a compensation committee consisting solely of at least two outside directors (as defined in Section 162(m)). If a stock option to an executive referred to above is not ‘‘performance-based’’, the amount that would otherwise be deductible by the Company in respect of such stock option will be disallowed to the extent that the executive’s aggregate non-performance-based compensation paid in the relevant year exceeds $1.0 million. The maximum number of options or other awards relating to shares of common stock, subject to adjustment, is 400,000 per fiscal year. The foregoing provisions will be construed in a manner consistent with Code Section 162(m). Performance awards that are intended to qualify as performance-based for purposes of Code Section 162(m) other than a stock option, will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for the performance-based compensation exception under Code Section 162(m).

New Plan Benefits

The benefits or amounts received by or allocated to participants and the number of shares previously granted under the 1997 Plan that are subject to forfeiture unless the Company’s stockholders approve the amendment extending the 1997 Plan, are described in the table below. No additional awards will be made under the 1993 Plan or the 1997 Plan if Proposal No. 2 is approved by the Company’s stockholders.

Extension of 1997 Plan

Name and position (1)	Dollar value ($)		Number of RSUs
Arthur E. Reiner, Chairman, President and Chief Executive Officer of the Company and Chairman and Chief Executive Officer of Finlay Jewelry	$519,925	(2) (3)	89,408	(2)

(1)	No other individual received an award under the 1997 Plan after March 4, 2007.
(2)

Represents Mr. Reiner’s April 25, 2007 RSU awards under the Executive Deferred Compensation Plan, which were made subject to stockholder approval, and will be forfeited if Proposal No. 2 is not approved by the Company’s stockholders.

(3)	For purposes of this disclosure, we have determined the dollar value of the RSUs based on the fair market value of our common stock on April 25, 2007.

The benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2007 Plan cannot be determined at this time because the amount and form of grants to be made to any eligible participant in any year is to be determined at the discretion of the Compensation Committee.

Stock Price

The closing sale price of the Company’s common stock reported by Nasdaq on May 14, 2007, was $6.08 per common share.

Vote Required for Approval

Stockholder approval of Proposal No. 2, which includes both the extension of the 1997 Plan and the merger of the 1993 Plan and the 1997 Plan into the new 2007 Plan requires the affirmative vote of a majority of the Company’s shares voted on this proposal. Approval of Proposal No. 2 by stockholders will be considered approval of the extension of the 1997 Plan and approval of the material terms of the 2007 Plan including, for performance-based awards, the performance goals that may be used and the maximum benefit that may be paid to any employee for purposes of Code Section 162(m).

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the extension of the 1997 Plan and the approval of the merger of the 1993 Plan and the 1997 Plan (as extended) into the new 2007 Plan.

EQUITY COMPENSATION PLAN INFORMATION

Options to purchase common stock, restricted and nonrestricted stock and RSUs have been granted by the Company to employees and non-employee directors under various stock-based compensation plans. The following table summarizes the number of stock options issued, shares of restricted and nonrestricted stock and RSUs awarded, the weighted-average exercise price and the number of securities remaining to be issued under all outstanding equity compensation plans as of February 3, 2007, without regard to the 2007 Plan described in Proposal No. 2 above. Approval of the 2007 Plan in Proposal No. 2 will not result in an increase in the number of shares available for future issuance under any equity compensation plan of the Company.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	1,411,930	(2)	$12.10	(3)	351,658
Equity compensation plans not approved by security holders	—		—		—
Total	1,411,930		$12.10		351,658

______________

(1)

Awards are permitted under the 1993 and 1997 Plans in the form of (i) stock options; (ii) stock appreciation rights in tandem with stock options; (iii) limited stock appreciation rights in tandem with stock options; (iv) restricted or nonrestricted stock awards, including purchases and awards under the Deferred Compensation Plans, subject to such terms and conditions as the Company’s Compensation Committee shall determine; (v) performance units which are based upon attainment of performance goals during a period of not less than two nor more than five years and which may be settled in cash or in common stock in the discretion of the Company’s Compensation Committee; or (vi) any combination of the foregoing.

(2)

As of February 3, 2007, an aggregate of 156,000 shares of restricted stock have been issued under the 1997 Plan. Pursuant to awards made in October 2003 and April 2005 under the 1997 Plan, an additional 31,250 and 48,300 shares, respectively, of restricted stock will be issued to certain executive officers on September 30, 2007 and April 30, 2008, respectively (or an earlier vesting date under certain circumstances, provided the respective officers are then employed by the Company).

(3)	RSUs are settled for shares of the Company’s common stock on a one-for-one basis. Accordingly, RSUs have been excluded for purposes of computing the weighted-average exercise price in column (b).

PROPOSAL NO. 3

Approval of the Finlay Enterprises, Inc. Cash Bonus Plan

In July 2004, the Board of Directors of the Company adopted, upon the recommendation of the Compensation Committee, subject to stockholder approval, the 2004 Finlay Enterprises, Inc. Cash Bonus Plan (the “2004 Cash Bonus Plan”) in order to qualify bonuses paid under the Cash Bonus Plan as “performance-based” for purposes of Code Section 162(m). The 2004 Cash Bonus Plan is intended to provide annual incentives to certain executive officers in a manner designed to reinforce the Company’s performance goals, to link a significant portion of participants’ compensation to the achievement of such goals, and to continue to attract, motivate and retain key executives on a competitive basis, while seeking to preserve for the benefit of the Company, to the extent practicable, the associated Federal income tax deduction for payments of qualified “performance-based” compensation.

Under Code Section 162(m), the 2004 Cash Bonus Plan must be submitted for stockholder approval once every five years which means that the 2004 Cash Bonus Plan would not have to be brought to stockholders for approval again until the 2009 annual meeting. However, in order to simplify the administration of its benefit plans, the Company has decided to adopt a new cash bonus plan, the Finlay Enterprises, Inc. Cash Bonus (“Cash Bonus Plan”) to replace the 2004 Cash Bonus Plan. Going forward, both the 2007 Plan and the Cash Bonus Plan will have the same effective date and will require subsequent stockholder approval for purposes of Code Section 162(m) on the same schedule. Upon stockholder approval of the new Cash Bonus Plan, beginning with the bonuses to be earned for the 2008 fiscal year, the Compensation Committee will be able to pay cash bonuses which would qualify as performance-based compensation under Code Section 162(m). No bonuses will be paid under the new Cash Bonus Plan unless and until it has been approved by the Company’s stockholders. Bonuses for the 2007 fiscal year (payable during the 2008 fiscal year) and all prior fiscal years will be paid out under the 2004 Cash Bonus Plan. Once stockholder approval is obtained for the new Cash Bonus Plan, no new bonus awards will be made under 2004 Cash Bonus Plan.

The following description of the Cash Bonus Plan is qualified in its entirety by reference to the full text of such plan, which is attached hereto as Annex C.

Reasons for and Principal Effects of the Proposal

The principal reason for the adoption of the new Cash Bonus Plan is to coordinate the effective dates and stockholder approval requirements of the 2007 Plan and the Cash Bonus Plan. Although certain clarifications were made to the Cash Bonus Plan, it is similar to the 2004 Cash Bonus Plan in most respects and contains the same maximum bonus amount and the same performance goals.

Summary of the Cash Bonus Plan

Eligibility. For each fiscal year commencing with the 2008 fiscal year, the participants in the Cash Bonus Plan will be those key executives who are designated by the Compensation Committee to participate in the Cash Bonus Plan from time to time. The Compensation Committee reserves the right to establish alternative incentive compensation arrangements for otherwise eligible executives if it determines that it would be in the best interests of the Company and its stockholders to do so, even if the result is a loss of deductibility for certain compensation payments. As of May 14, 2007, there were approximately six executives who would be eligible to participate in the Cash Bonus Plan.

Business criteria upon which performance goals will be based. Specific performance goals for participating executives will be selected from among the business criteria described below. These goals must be established for each participant by the Compensation Committee prior to the 91st day of each performance period, but no later than the expiration of the first 25% of a performance period having a duration of less than one year for determining the participant’s business criteria target.

Under the Cash Bonus Plan, the Compensation Committee must set one or more objective performance goals for each participant for the performance period, using one or more such goals established by the Compensation Committee, which shall be based on the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted net income, earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Compensation Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Compensation Committee deems appropriate, including, but not limited to, implementation of Company policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Company, or the exercise of specific areas of managerial responsibility. The Compensation Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify, prior to payment, that the performance goals underlying the bonus payments have been satisfied. The performance goals set by the Compensation Committee may be expressed on an absolute and/or relative basis, and may include comparisons with the past performance of the Company (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

The measures used in performance goals set under the Cash Bonus Plan shall be determined in a manner consistent with GAAP and in a manner consistent with the methods of reporting used in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business or to changes in accounting principles or law, except as may otherwise be determined by the Compensation Committee. To the extent that any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations will be at the discretion of the Compensation Committee but without regard to special, unusual or non-recurring items or events, items related to the disposal or acquisition of a business or to changes in accounting principles or law, except as may otherwise be determined by the Compensation Committee.

Benefits under the Cash Bonus Plan.  In general, the benefits under the Cash Bonus Plan will consist of a cash bonus payable to participants provided the performance goals established by the Compensation Committee are met (and, if met, to the extent to which such goals are met.) The bonus opportunity for each participant under the Cash Bonus Plan each performance period will be related by a specific formula to the participant’s base salary at the start of such performance period, provided that the maximum bonus paid under the plan to any individual in respect of any fiscal year shall not exceed $2.0 million.

Administration of the Cash Bonus Plan. The Cash Bonus Plan will be administered by the Compensation Committee, which at all times shall be composed solely of at least two directors who are “outside directors” within the meaning of Section 162(m). All determinations of the Compensation Committee with respect to the Cash Bonus Plan will be in its discretion and be binding. The expenses of administering the Cash Bonus Plan will be borne by the Company.

Power to amend or terminate the Cash Bonus Plan. The Board of Directors may at any time terminate or suspend the Cash Bonus Plan or revise it in any respect, provided that (i) no amendment shall be made which would cause bonuses payable under the plan to fail to qualify for the exemption from the limitations of Code Section 162(m), and (ii) no such action shall adversely affect a participant’s rights under the Cash Bonus Plan with respect to bonus arrangements agreed to by the Company and the participant pursuant to a written agreement or otherwise, before the date of such action, without the consent of the participant.

New Plan Benefits

As the Compensation Committee sets performance goals, targets and related maximum bonus opportunities annually and the new Cash Bonus Plan will apply to bonuses earned beginning in the 2008 fiscal year, amounts payable under the Cash Bonus Plan are not determinable at this time. Actual amounts will depend on the size of the awards and on the actual performance over the performance period of the awards. Reference is made to the “Executive Compensation” section in this proxy statement for information concerning awards made under the Company’s existing incentive plans.

Vote Required for Approval

Stockholder approval of the Cash Bonus Plan requires the affirmative vote of a majority of the Company’s shares voted on Proposal No. 3. Under applicable regulations, if the Cash Bonus Plan is approved, it may remain in effect without further stockholder approval until the annual meeting of stockholders in 2012, unless stockholder approval is required prior thereto in connection with an amendment of the Cash Bonus Plan.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the approval of the Cash Bonus Plan.

STOCKHOLDER PROPOSALS

Stockholder proposals appropriate for consideration at the Company’s annual meeting of stockholders to be held in 2008 must be received by the Company at 529 Fifth Avenue, New York, New York 10017, Attention: Corporate Secretary, in proper form and in accordance with the applicable regulations of the Commission, by January 18, 2008 to be included in the proxy statement and form of proxy relating to that meeting. If a stockholder submits a proposal after the January 18, 2008 deadline but still wishes to present the proposal at the annual meeting to be held in 2008, the proposal must be received by the Corporate Secretary of the Company no later than April 3, 2008, in proper form and in accordance with the applicable regulations of the Commission.

OTHER INFORMATION

The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy soliciting material, employees of the Company may solicit proxies by mail, telephone and personal interview. Arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries which are record holders of the Company’s common stock to forward proxy soliciting material and annual reports to the beneficial owners of such common stock, and the Company will reimburse such record holders for their reasonable expenses incurred in providing such services. The Company is considering retaining a proxy solicitation firm for assistance in connection with the solicitation of proxies for Proposals Nos. 2 and 3 for a fee of no more than $10,000 plus reimbursement of reasonable out-of-pocket expenses.

A copy of the Company’s Annual Report for the fiscal year ended February 3, 2007, which includes the Company’s Annual Report on Form 10-K, is enclosed.

The Board of Directors is aware of no other matters that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their judgment on such matters.

By Order of the Board of Directors.
Bonni G. Davis
Vice President, Corporate Secretary
and General Counsel

Dated:	New York, New York
May 18, 2007

Annex A

AMENDMENT TO THE FINLAY ENTERPRISES, INC. 1997 LONG TERM INCENTIVE PLAN

WHEREAS, Finlay Enterprises, Inc. (the “Corporation”) maintains the Finlay Enterprises, Inc. 1997 Long Term Incentive Plan (the “Plan”); and

WHEREAS, pursuant to Section 9.5 of the Plan, the Corporation, through action of its Board of Directors, may amend the Plan at any time; and

WHEREAS, the Corporation desires to amend the Plan to extend the term of the Plan indefinitely subject to stockholder approval.

NOW, THEREFORE, the Plan is hereby amended, effective February 27, 2007, by adding the following new paragraph to the end of Section 9.15:

Notwithstanding any other provision herein, subject to the authority of the Board to terminate the Plan at any time under Section 9.5 hereto, the Plan shall not terminate on March 5, 2007 and shall instead be extended indefinitely, subject to approval at the next annual meeting of the Corporation’s stockholders at which a quorum is present, by the affirmative votes of a majority of the Corporation’s voting securities, present in person or represented by proxy and entitled to vote at the meeting, in accordance with applicable provisions of the Delaware General Corporation Law. In the event the Corporation’s stockholders fail to approve this Amendment or a successor plan, then any Awards granted under the Plan after March 4, 2007 shall be forfeited and cancelled.

IN WITNESS WHEREOF, this Amendment has been executed this 27th day of February, 2007.

FINLAY ENTERPRISES, INC.
By	/s/ Arthur E. Reiner
Arthur E. Reiner Chairman and Chief Executive Officer

A-1

Annex B

FINLAY ENTERPRISES, INC.

2007 LONG TERM INCENTIVE PLAN

(effective on June 19, 2007)

1. Purpose and Adoption of the Plan

The purpose of the 2007 Long Term Incentive Plan is to promote the interests of Finlay Enterprises, Inc. (the “Corporation”) and its stockholders by providing an incentive and reward for executive officers, directors, key employees, consultants and other persons who are in a position to contribute substantially to the progress and success of the Corporation and its subsidiaries and thereby encourage such persons to seek such results; to closely align the interests of such employees and other persons with the interests of stockholders of the Corporation by linking rewards hereunder to stock performance; to retain in the Corporation and its subsidiaries the benefits of the services of such persons; and to attract to the service of the Corporation and its subsidiaries new executive officers, directors, key employees, consultants and other such persons of high quality.

The Board adopted this Plan by merging the Finlay Enterprises, Inc. Long Term Incentive Plan into the Finlay Enterprises, Inc. 1997 Long Term Incentive Plan (collectively, the “Prior Plans”) and then amending and restating the merged plan. This Plan is effective June 19, 2007. No new Awards shall be made under the Prior Plans on or after June 19, 2007. Awards under the Prior Plans that are outstanding on June 19, 2007 shall remain subject to the terms of the Prior Plans but any shares that become available because of the forfeiture or cancellation of Awards under the Prior Plans shall be available for issuance under this Plan in accordance with Section 5.

2. Definitions

Unless otherwise required by the context, the terms used in this Plan shall have the meanings ascribed to such terms in this Section 2.

“Award” shall mean an award granted under the Plan in one of the forms provided in Section 6.

“Beneficiary,” as applied to a participant, shall mean a person or entity (including a trust or the estate of the participant) designated in writing by the participant on such forms as the Committee may prescribe to receive benefits under the Plan in the event of the death of the participant; provided, however, that if, at the death of a participant, there shall not be any living person or entity in existence so designated, the term “beneficiary” shall mean the legal representative of the participant’s estate.

“Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include regulations and proposed regulations thereunder and successor provisions and regulations thereto.

“Committee” shall mean the Compensation Committee of the Board of Directors, and/or any other committee or subcommittee the Board may appoint to administer the Plan as provided herein. A Committee composed solely of two or more members of the Board who meet (i) the definition of “outside director” under Section 162(m) of the Code, (ii) the definition of “non-employee director” under Section 16 of the Exchange Act and (iii) any similar or successor laws hereinafter enacted, shall administer the Plan with respect to participants who are Covered Employees or who are subject to Section 16 of the Exchange Act at the time of the relevant Committee action; provided, however, that if, at any time, no Committee shall be in office, then the functions of the Committee specified in this Plan shall be exercised by the Board or by any other committee appointed by the Board.

“Common Stock” shall mean the Common Stock of the Corporation, $.01 par value, or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

“Covered Employee” shall mean any employee of the Corporation or any of its Subsidiaries who is deemed to be a “covered employee” within the meaning of Section 162(m) of the Code.

“Detrimental Activity” shall mean any activity by a participant or former participant in the Plan that is determined by the Executive Committee of the Corporation in its sole discretion to be deleterious to the interests of the Corporation or any Subsidiary.

“Disability” shall mean the permanent and total disability as defined by Section 22(e)(3) of the Code.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act shall be deemed to include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

“Fiscal Year” shall mean a fiscal year of the Corporation.

“Market Value,” as applied to any date, shall mean the volume weighted average trading price of the Common Stock on the principal national securities exchange on which such stock is listed and traded for such date or, if there is no sale on that date, then on the last preceding date on which a sale was reported. If the Common Stock is not quoted or listed on an exchange or representative quotes are not otherwise available, the Market Value of the Common Stock shall mean its fair market value determined in good faith by the Committee in accordance with a reasonable valuation method under Code Section 409A.

“Non-Employee Director” shall mean a member of the Board who is not an employee of the Corporation or any of its Subsidiaries.

“Nonqualified Stock Option” shall mean an Option that is not an “incentive stock option” under Section 422 of the Code.

“Option” or “Stock Option” shall mean an option to purchase shares of Common Stock granted pursuant to paragraph 6.3.

“Performance Share” shall mean a contingent right granted pursuant to paragraph 6.4 to receive an award, payable in Common Stock, if specific goals prescribed by the Committee are attained.

“Plan” shall mean the 2007 Long Term Incentive Plan of the Corporation set forth herein, as such may be amended and supplemented from time to time.

“Restricted Stock” shall mean shares of Common Stock issued or transferred subject to restrictions precluding a sale or other disposition for a period of time or a contractual right to obtain Common Stock if the participant remains employed during a certain period of time, as determined by the Committee with both types of Restricted Stock subject to such other terms and conditions that may be imposed by the Committee.

“Restricted Stock Unit” shall mean a right to receive an amount based upon the Market Value of a share of Common Stock with such value to be paid out at the end of a period of time in either cash or

Common Stock as determined by the Committee subject to such other terms and conditions that may be imposed by the Committee.

“Retirement” shall mean the termination of the participant’s employment with the Corporation and its Subsidiaries for retirement purposes if such termination occurs on or after his normal retirement date as defined under the Corporation’s Retirement Income Plan.

“Rule 16b-3,” as applied on a specific date, shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act as then in effect or any other provision that may have replaced such Rule and be then in effect.

“Stock Award” shall mean a form of Award granted pursuant to paragraph 6.2.

“Subsidiary” shall mean a corporation or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Corporation.

3. Scope of the Plan; Eligibility

3.1. The Plan shall apply to the Corporation and Subsidiaries other than those specifically excluded by the Board of Directors.

3.2. Awards may be made or granted, subject to applicable law, to executive officers, directors, key employees, consultants and other persons who are deemed to render significant services to the Corporation or its Subsidiaries and/or who are deemed to have the potential to contribute to the future success of the Corporation and its Subsidiaries.

4. Administration

4.1. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have the full power to interpret and administer the Plan, including, without limitation, determining who shall be participants in the Plan, the amount to be awarded to each participant and the form, manner of payment, conditions, time and terms of payment of Awards. The interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, as well as all actions taken by the Committee, shall be final and binding on the Corporation, its stockholders, Subsidiaries, all participants and employees, and upon their respective Beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

4.2. The Committee may adopt such rules and regulations, not inconsistent with the provisions of the Plan, as it deems necessary to determine participation in the Plan, the form and distribution of benefits thereunder and the proper administration of the Plan, and may amend or revoke any such rule or regulation.

4.3. Unless authority is specifically reserved to the Board of Directors under the terms of the Plan, the Corporation’s Certificate of Incorporation or By-laws, or applicable law, the Committee shall have sole discretion in exercising authority under the Plan. The Committee shall select one of its members as its chairman and shall hold meetings at such times and places as it shall deem advisable. Any action of the Committee shall be taken with the approval of a majority of its members present and voting at a meeting duly called and held at which a quorum is present. A majority of the Committee’s members shall constitute a quorum. Any action may be taken by a written instrument signed by all members of the Committee and such action shall be fully as effective as if taken by a majority of the members at a meeting duly called and held. The Committee may delegate to officers or managers of the Corporation or any Subsidiary of the Corporation the authority, subject to such terms as the Committee shall determine, to perform administrative functions and, with respect to participants not subject to Section 16 of the Exchange Act, to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3 and applicable law.

4.4. Each member of the Committee shall be entitled to rely or act in good faith upon any report or other information furnished to him by any officer or other employee of the Corporation or any Subsidiary, the Corporation’s independent certified public accountants, or any executive compensation consultant, legal counsel or other professional retained by the Corporation to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Corporation or a Subsidiary acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or omitted to be taken or made in good faith with respect to the Plan, and such persons shall, to the extent permitted by law, be fully indemnified and protected by the Corporation with respect to any such action, determination or interpretation.

5. Shares Subject to the Plan

5.1. Subject to adjustment as provided in Section 8 hereof, the total number of shares of Common Stock reserved for delivery to participants in connection with Awards under the Plan shall be [INSERT NUMBER OF SHARES AVAILABLE TO BE GRANTED AS AWARDS UNDER THE PRIOR PLANS ON JUNE 19, 2007]. This amount includes any available shares under the Prior Plans. If any shares of Common Stock subject to an Award at or after the effective date of the Plan under the Plan or the Prior Plans are forfeited or such Award is settled in cash or otherwise terminates, such number of shares shall be available for new Awards under the Plan. Any shares of Common Stock under an Award that are surrendered or otherwise used to pay the exercise price or used to pay withholding taxes shall count against the maximum available under the Plan and shall not be available for new Awards under the Plan.

5.2. No Award (including an Award that may only be settled in cash) may be granted if the number of shares of Common Stock to which such Award relates, when added to the number of shares previously delivered under the Plan and the number of shares to which other then-outstanding Awards relate, exceeds the number of shares of Common Stock deemed available under this Section 5. Any shares of Common Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares or treasury shares.

6. Terms of Awards

6.1. Grants of Awards. Awards may be granted, in whole or in part, in one or more following forms:

(a) A Stock Award in accordance with paragraph 6.2;

(b) An Option, in accordance with paragraph 6.3; or

(c) A Performance Share in accordance with paragraph 6.4.

6.2. Stock Awards. Awards granted as Stock Awards shall be in the form of an issuance of (i) shares of Restricted Stock, (ii) shares which are not subject to any restrictions on sale or disposition, and (iii) Restricted Stock Units. Such Stock Awards shall contain such terms and conditions as the Committee shall determine, including any provisions relating to the timing of the issuance of shares of Common Stock, forfeiture of all or any part of the Restricted Stock or Restricted Stock Units upon termination of employment prior to expiration of a designated period of time or upon the occurrence of other events; provided, however, that upon the issuance of shares pursuant to a Stock Award of Restricted Stock, the participant shall, with respect to such shares, be and become a stockholder of the Corporation entitled to receive dividends, to vote and to exercise all other rights of a stockholder except to the extent otherwise specifically provided in the Stock Award. The certificate for any shares of Common Stock issued as

Restricted Stock shall either be deposited in escrow or carry an appropriate legend as the Committee shall determine. Delivery of share certificates or other transfer of ownership (or the payment of cash for Restricted Stock Units payable in cash) to a participant upon the expiration of a time period or other restriction with regard to a Restricted Stock or Restricted Stock Unit Award shall occur within the time period required to meet the short term deferral exemption or any other applicable exemption under Code Section 409A. The Committee may also grant Restricted Stock that is intended to meet the requirements of Performance Shares under paragraph 6.4.

6.3. Options. Awards granted as Options shall be subject to the following provisions:

(a) Options granted shall be Nonqualified Stock Options.

(b) The price at which shares of Common Stock covered by each Option may be purchased pursuant thereto shall be determined by the Committee, but shall not be less than 100% of the Market Value of the Common Stock on the date the Option is granted.

(c) Each Option shall expire at such time as the Committee may determine at the time such Option is granted.

(d) Each Option shall first become exercisable at such time or times as the Committee may determine at the time such Option is granted, except that:

(i) In the event the employment of a participant is terminated by reason of Retirement, death, or Disability, all unexercised Options shall thereupon, subject to the other provisions below of this paragraph 6.3, become exercisable for the period provided in connection with such termination in paragraph (e); and (ii) Options granted shall not be affected by any change in the nature of the participant’s employment so long as he continues to be employed by the Corporation or a Subsidiary. Approved leaves of absence shall not be considered a termination or interruption of full-time employment for any purpose of the Plan.

(e) The Committee shall determine and set forth in each agreement governing an Option rules that specify the period, if any, after termination of employment during which an Option shall be exercisable.

(f) An Option shall be considered exercised under the Plan on the date written notice is received by the Secretary of the Corporation, advising of the exercise of a particular Option and transmitting payment of the Option price for the shares involved, plus any withholding tax required under any federal, state and local statutes.

(g) Options are not transferable other than by will or by the laws of descent and distribution, and during a participant’s lifetime are exercisable only by him.

(h) The Committee may place such conditions on the exercise of Options and on the transferability of shares received on exercise of an Option, in addition to those contained herein, as it shall deem appropriate.

(i) No shares shall be issued or transferred upon exercise of an Option until full payment of the exercise price therefor has been made. The Committee shall determine the form of payment and the procedure for payment of such exercise price. Such exercise price may be paid (i) in cash, (ii) to the extent authorized by the Committee, in whole shares of Common Stock owned by the participant prior to exercising the Option, (iii) to the extent authorized by the Committee, by having the Corporation withhold a number of shares from the exercise having a Market Value equal to the exercise price, or (iv) such other form determined acceptable by the Committee. For the purpose of such payment, the sum of the Market

Value of the shares of Common Stock and any such other property on the date of exercise plus any cash payment shall not be less than the option exercise price of the shares to be issued or transferred.

6.4. Performance Shares. Awards granted as Performance Shares shall be subject to the following provisions:

(a) The performance period for the attainment of the performance goal shall be a cycle of not less than one nor more than five Fiscal Years of the Corporation, as determined by the Committee. The Committee may establish more than one cycle for any particular Performance Share.

(b) The Committee shall establish the number of Performance Shares granted, the principal and minimum performance goals to be attained in respect of the Performance Shares, the various percentages of the Performance Shares to be paid out upon the attainment, in whole or in part, of the performance goals and such other Performance Share terms, conditions and restrictions as the Committee deems appropriate. The business criteria (to be applied on a Corporation basis, business unit basis, individual basis, or any combination thereof) used by the Committee in establishing such performance goals shall include return on equity, revenues, net revenues, operating income, earnings, return on invested capital, return on sales, share price, market share, revenues growth, increase in customer base, cost reductions and savings, income before taxes, net income, adjusted net income, EBITDA, EBITA, earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, cash flow measures, market share, stockholder return or economic value added, implementation of Corporation policies, negotiations of significant corporate transactions, development of long-term business goals or strategic plans, or exercise of specific areas of managerial responsibility. Any such performance goals may be modified by the Committee, in its sole discretion but subject to the requirements of Section 162(m) of the Code, during the course of the performance period to take into account any changes in conditions that occur (including but not limited to extraordinary non-recurring items, changes in tax laws or accounting principles, or changes in corporate structure). To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from generally accepted accounting principles, such deviations shall be at the discretion of the Committee subject to the requirements of Section 162(m) of the Code. The performance goals set by the Committee may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Corporation (including one or more divisions, if any) and/or the current or past performance of other companies. Notwithstanding the foregoing, in the case of Performance Shares granted to a Covered Employee, no business criteria other than those enumerated herein may be used in establishing the performance goal for such Performance Shares. As soon as practicable after the termination of the performance period, the Committee shall determine what, if any, Performance Shares are payable in accordance with the terms thereof. Delivery of or other transfer of ownership of Performance Shares shall occur within the time period required to meet the short term deferral exemption or any other applicable exemption under Section 409A of the Code.

(c) For Covered Employees for whom the Committee intends to meet the performance-based exception under Section 162(m) of the Code, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Corporation’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

(i) all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Corporation or the financial statements of the Corporation;

(ii) all items of gain, loss or expense for the fiscal year that are related to (A) the disposal of a business or discontinued operations or (B) the operations of any business acquired by the Corporation during the fiscal year; and

(iii) all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee except that the items in (i) through (iii) above shall be disregarded unless determined otherwise by the Committee.

(d) In the event of a participant’s Retirement prior to the expiration of the performance cycle established for any Performance Shares he may have been awarded, such Performance Shares shall be payable as if the participant were still employed on expiration of the performance cycle (base upon attainment of the applicable performance goals); provided, however, that the Committee may prorate the Performance Shares based upon actual service. If a participant’s employment with the Corporation and its Subsidiaries shall be terminated for any other reason prior to the expiration of the applicable performance cycle, such Performance Shares shall be canceled automatically unless otherwise provided by the Committee. Without limiting the generality of the foregoing, any unpaid Performance Shares otherwise payable to a terminated participant shall be forfeited if such participant at any time engages in Detrimental Activity. Notwithstanding the foregoing, in the case of Performance Shares granted to Covered Employees, this paragraph 6.4(d) shall not be given effect if, as a result thereof, such Performance Shares shall lose the protection afforded by Section 162(m) of the Code.

(e) Performance Shares are not transferable other than by will or by the laws of descent and distribution and during a participant’s lifetime payments in respect thereof shall be made only to the participant.

7. Limit on Awards. The following individual award limits apply: (a) no more than 200,000 shares of Common Stock may be awarded as Stock Awards (other than Restricted Stock Units) to a participant in any Fiscal Year; (b) no more than 200,000 shares of Common Stock may be awarded as Restricted Stock Units to a participant in any Fiscal Year; (c) no more than 400,000 shares of Common Stock may be awarded under Options to a participant in any Fiscal Year; and (d) no more than 200,000 shares of Common Stock may be awarded as Performance Shares to a participant in any Fiscal Year. Notwithstanding any provision contained herein, no participant may be granted under the Plan, during any Fiscal Year, Options or other Awards relating to more than 400,000 shares of Common Stock, subject to adjustment in accordance with Section 8 hereof. In addition to, and without regard to, the limitation in the preceding sentence, with respect to Awards that may be settled in cash, the aggregate of all such Awards granted to any participant in any Fiscal Year may not provide for payment of a cash amount that exceeds the product obtained by multiplying: (i) the number of shares of Common Stock set forth in the preceding sentence by (ii) the greater of the Market Value at the date of grant or the Market Value at the date of settlement of the Award.

8. Adjustments. The number and class of Common Stock subject to each outstanding Award, the exercise price, grant price or purchase price, and the annual limits on and the aggregate number and class of shares of Common Stock for which Awards thereafter may be made shall be proportionately, equitably and appropriately adjusted in such manner as the Committee shall determine in order to retain the economic value or opportunity to reflect any stock dividend, stock split, recapitalization, merger, consolidation, reorganization, reclassification, combination, exchange of shares or similar event in which the number or class of shares of Common Stock is changed without the receipt or payment of consideration by the Corporation. Where an Award being adjusted is subject to Section 409A of the Code, the adjustment shall also be implemented in a manner so as to not constitute a modification within the meaning of Section 409A of the Code.

9. General Provisions

9.1. Compliance With Legal and Exchange Requirements. The Corporation shall not be obligated to deliver shares of Common Stock upon the exercise or settlement of any Award or take other actions under the Plan until the Corporation shall have determined that applicable federal and state laws, rules and regulations have been complied with and such approvals of any regulatory or governmental agency have been obtained and contractual obligations to which the Award may be subject have been satisfied. The Corporation, in its discretion, may require any participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares under the Plan.

9.2. Awards Granted to Foreign Participants. Awards granted to a participant who is subject to the laws of a country other than the United States of America may contain terms and conditions inconsistent with the provisions of the Plan (except those necessary to retain the benefits of Section 162(m) of the Code), or may be granted under such supplemental documents, as required under such laws.

9.3. No Right to Continued Employment. Neither the Plan nor any action taken hereunder shall be construed as creating any contract of employment between the Corporation or any of its Subsidiaries and any employee or otherwise giving any employee the right to be retained in the employ of the Corporation or any of its Subsidiaries, nor shall it interfere in any way with the right of the Corporation or any of its Subsidiaries to terminate any participant’s employment at any time.

9.4. Withholding Taxes. The Corporation shall have the power and the right to deduct or withhold for any payments hereunder or other payments from the Corporation (including payroll), or require a participant to remit to the Corporation, an amount sufficient to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan. At the participant’s election, a participant may have deducted or withheld from any payment or delivery of shares of Common Stock to the Corporation any such required tax (with any shares so delivered to be valued at Market Value on the date such election is delivered to the Corporation).

9.5. Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or participants, except where such approval is required to comply with applicable law or regulations or rules under an applicable stock exchange or if the Committee determines that such approval would be necessary to retain the benefits of Rule 16b-3 or Section 162(m) of the Code and except that no change may materially impair the rights of a participant under any Award theretofore granted to him without his consent.

9.6. No Rights to Awards; No Stockholder Rights. Neither the establishment of the Plan nor any other action taken now or at any time with regard thereto shall be construed as giving any person whatsoever any legal or equitable right against the Corporation unless such right shall be specifically provided for in the Plan. There is no obligation for uniformity of treatment of participants and employees under the Plan. No Award shall confer on any participant any of the rights of a stockholder of the Corporation unless and until shares of Common Stock are duly issued or transferred and delivered to the participant in accordance with the terms of the Award.

9.7. Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation.

9.8. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Corporation for approval shall be construed as creating any limitations on the power of the Board to adopt such other equity and/or non-equity incentive arrangements as it may deem desirable.

9.9. Binding Effect. The provisions of the Plan shall be binding upon the heirs, distributees, executors, administrators and personal representatives of any person participating under the Plan. A person claiming any rights under the Plan as a beneficiary or otherwise through a participant shall be subject to all of the terms and conditions of the Plan and any additional terms and conditions as may be imposed by the Committee.

9.10. No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

9.11. Compliance with Code Section 162(m). In the event it is determined by the Committee prior to the grant of an Award to a Covered Employee that such Award shall constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) of the Code, then, unless otherwise determined by the Committee, if any provision of the Plan or any Award agreement relating to such an Award granted to a Covered Employee does not comply or is inconsistent with the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable to a Covered Employee in connection with any such Award upon attainment of the performance objectives to which such Award is subject. In order to meet the requirements of Section 162(m) of the Code, the Plan must be approved by shareholders every five years.

9.12. Compliance with Code Section 409A. All Awards to be granted hereunder are intended to comply with the exemptions or deferred compensation requirements of Section 409A of the Code, and all provisions of the Plan and all Awards granted hereunder must be construed in such a manner as to effectuate that intent. Notwithstanding any other provision herein, the Committee shall have the authority amend the Plan and any Award without the participant’s consent if the Committee determines such amendment is needed to comply with Section 409A of the Code.

9.13. Governing Law. The Plan and all related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware (except to the extent provisions of federal law may be applicable). If any provision hereof shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

9.14. Headings. Headings are given to the sections of the Plan solely as a convenience to facilitate reference and neither such headings or numbering or paragraphing shall be deemed in any way material or relevant to the construction of the Plan or any provision thereof.

9.15. Terminology. In order to shorten and improve the understandability of the Plan document by eliminating the repeated use of the phrase “his or her”, any masculine terminology herein shall also include the feminine.

9.16. Effective Date; Duration of Plan. The Plan shall become effective on June 19, 2007 and shall continue indefinitely subject to the provisions of Section 9.5.

Annex C

FINLAY ENTERPRISES, INC.

CASH BONUS PLAN

ARTICLE 1—DEFINITIONS

The following terms have the meanings indicated unless a different meaning is clearly required by the context:

1.1 “Board of Directors” means the Board of Directors of the Corporation.

1.2 “Code” means the Internal Revenue Code of 1986, as amended.

1.3 “Committee” means the Compensation Committee of the Board of Directors or a subcommittee thereof. The Committee at all times shall be composed of at least two directors of Finlay Enterprises, Inc., each of whom shall be “outside directors” within the meaning of Section 162(m) of the Code.

1.4 “Corporation” means Finlay Enterprises, Inc. and its and their subsidiaries.

1.5 “Executive Officer” has the meaning set forth in Rule 3b-7 promulgated under the Securities Exchange Act of 1934, as amended.

1.6 “Participant” means an individual who participates in the Plan pursuant to Section 3.1

1.7 “Plan” means the Finlay Enterprises, Inc. Cash Bonus Plan, as amended from time to time.

ARTICLE 2—PURPOSE

The purpose of the Plan is to provide annual incentives to certain senior executive officers in a manner designed to reinforce the Corporation’s performance goals; to link a significant portion of participants’ compensation to the achievement of such goals; and to continue to attract, motivate and retain key executives on a competitive basis, while seeking to preserve for the benefit, to the extent practicable, a tax deduction by the Corporation for payments of incentive compensation to such executives through payment of qualified “performance-based” compensation within the meaning of Section 162(m)(4)(C) of the Code.

ARTICLE 3—PARTICIPATION

3.1 Participants in the Plan are those Executive Officers who are designated by the Committee to participate in the Plan from time to time.

ARTICLE 4—PERFORMANCE GOALS

4.1 Prior to the ninety-first (91st) day of each fiscal year of the Corporation, but no later than the expiration of the first 25% of any performance period of less than one year, the Committee shall set one or more objective performance goals for each Participant for such year or period, as the case may be. Such goals shall be expressed in terms of the attainment of specified levels of one or any variation or combination of the following: revenues, net revenues, cost reductions and savings, operating income, income before taxes, net income, adjusted net income, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings per share, adjusted earnings per share, operating margins, stock price, working capital measures, return on assets, return on revenues or productivity, return on equity, return on invested capital, cash flow measures, market share, stockholder return or economic value added. In addition, the Committee may establish, as an additional performance measure, the attainment by a participant in the Cash Bonus Plan of one or more personal objectives and/or goals that the Committee deems appropriate, including but not limited to implementation of Corporation policies, negotiation of significant corporate transactions, development of long-term business goals or strategic plans for the Corporation, or the exercise of specific areas of managerial responsibility. Each goal may be expressed on an absolute and/or relative basis, may include comparisons with past performance of the Corporation (including one or more divisions thereof, if any) and/or the current or past performance of other companies.

4.2 Except as otherwise provided herein, the measures used in performance goals set under the Plan shall be determined in accordance with generally accepted accounting principles (“GAAP”) and in a manner consistent with the methods used in the Corporation’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, without regard, however, to any of the following unless otherwise determined by the Committee consistent with the requirements of Section 162(m)(4)(C) of the Code and the regulations thereunder:

(a) all items of gain, loss or expense for the fiscal year that are related to special, unusual or non-recurring items, events or circumstances affecting the Corporation or the financial statements of the Corporation;

(b) all items of gain, loss or expense for the fiscal year that are related to (i) the disposal of a business or discontinued operations or (ii) the operations of any business acquired by the Corporation during the fiscal year; and

(c) all items of gain, loss or expense for the fiscal year that are related to changes in accounting principles or to changes in applicable law or regulations.

4.3 To the extent any objective performance goals are expressed using any earnings or revenue-based measures that require deviations from GAAP, such deviations shall be at the discretion of the Committee except that the items in (a) through (c) in Section 4.2 shall be disregarded unless determined otherwise by the Committee.

The Committee will not have discretion to increase bonus amounts over the level determined by application of the performance goal formula(s) and will be required to certify that the performance goals underlying the bonus payments have been satisfied.

ARTICLE 5—BONUS AWARDS

5.1 At the time that annual performance goals are set for Participants, the Committee shall establish a maximum award opportunity for each Participant for the performance year or any period of less than one year. The maximum award opportunity shall be related to the Participant’s base salary at the start of the performance year or such other period by a formula that takes account of the degree of achievement of the goals set for the Participant.

5.2 The maximum award paid to a Participant in respect of a particular fiscal year shall in no event exceed $2 million.

5.3 Bonuses determined under the Plan shall be paid to Participants in cash at such time as bonuses are generally paid to other Executive Officers; provided, however, that no such payment shall be made until the Committee has certified (in the manner prescribed under applicable regulations under

Section 162(m) of the Code) that the performance goals and any other material terms related to the award were in fact satisfied; and provided further that the timing of any such payment may be deferred pursuant to an agreement between the Corporation and a Participant.

5.4 In the event of the death of a Participant after the end of a fiscal year and prior to any payment otherwise required pursuant to Section 5.3 hereof, such payment shall be made to the designated beneficiary of the Participant or, if no beneficiary shall have been designated, the representative of the Participant’s estate.

5.5 The Committee shall have the absolute discretion to determine amounts payable under the Plan in the event of the death, disability, retirement or other termination of employment of a Participant during a fiscal year, subject to the terms of any bonus arrangements agreed to by the Corporation and the Participant pursuant to a written agreement or otherwise.

5.6 The right of a Participant or of any other person to any payment under the Plan shall not be assigned, transferred, pledged or encumbered in any manner, and any attempted assignment, transfer, pledge or encumbrance shall be null and void and of no force or effect.

ARTICLE 6—ADMINISTRATIVE PROVISIONS

6.1 The Plan shall be administered by the Committee. The Committee shall have full, exclusive and final authority in all determinations and decisions affecting the Plan and Participants, including sole authority to interpret and construe any provision of the Plan, to adopt such rules and regulations for administering the Plan as it may deem necessary or appropriate under the circumstances, and to make any other determination it deems necessary or appropriate for the administration of the Plan. Decisions of the Committee shall be final and conclusive, and binding on all parties. All expenses of the Plan shall be borne by the Corporation.

6.2 No member of the Committee shall be liable for any action, omission, or determination relating to the Plan, and the Corporation shall indemnify and hold harmless each member of the Committee and each other director or employee of the Corporation or its affiliates to whom any duty or power relating to the administration or interpretation of the Plan has been delegated against any cost or expense (including counsel fees, which fees shall be paid as incurred) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of or in connection with any action, omission or determination relating to the Plan, unless, in each case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Corporation.

ARTICLE 7—MISCELLANEOUS

7.1 The Plan shall become effective on June 19, 2007 and shall apply beginning with bonuses earned in respect of the Corporation’s fiscal year beginning February 3, 2008.

7.2 The Board of Directors may at any time amend the Plan in any fashion or terminate or suspend the Plan, provided that (a) no amendment shall be made which would cause bonuses payable under the Plan to fail to qualify for the exemption from the limitations of Section 162(m) of the Code provided in Section 162(m)(4)(C) of the Code and (b) no such action shall adversely affect a Participant’s rights under the Plan with respect to bonus arrangements agreed to by the Corporation and the Participant, pursuant to a written agreement or otherwise, before the date of such action, without the consent of the Participant.

7.3 The Plan shall be governed by and construed in accordance with the internal laws of the State of New York applicable to contracts made, and to be wholly performed, within such State, without regard to principles of choice of laws.

7.4 All amounts required to be paid under the Plan shall be subject to any required Federal, state, local and other applicable withholdings or deductions.

7.5 Nothing contained in the Plan shall confer upon any Participant or any other person any right with respect to the continuation of employment by the Corporation or interfere in any way with the right of the Corporation at any time to terminate such employment or to increase or decrease the compensation payable to the Participant from the rate in effect at the commencement of a fiscal year or to otherwise modify the terms of such Participant’s employment. No person shall have any claim or right to participate in or receive any award under the Plan for any particular fiscal year or any part thereof.

7.6 The Corporation’s obligation to pay a Participant any amounts under the Plan shall be subject to setoff, counterclaim or recoupment of amounts owed by a Participant to the Corporation.

FORM OF PROXY

FINLAY ENTERPRISES, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS

OF FINLAY ENTERPRISES, INC. FOR THE ANNUAL MEETING

OF STOCKHOLDERS — JUNE 19, 2007

The undersigned hereby appoints ARTHUR E. REINER, JOSEPH M. MELVIN and LESLIE A. PHILIP, and each of them, with power of substitution and resubstitution to each, as the proxies and attorneys of the undersigned to vote, as designated below, all shares of common stock which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Finlay Enterprises, Inc. to be held at 529 Fifth Avenue, New York, New York at 9:30 a.m. (local time) on June 19, 2007, and at any adjournment thereof.

1. ELECTION OF DIRECTORS:

☐ FOR all nominees listed below (except as marked to the contrary below)	☐ WITHHOLD APPROVAL to vote for all nominees listed below
Ellen R. Levine, Norman S. Matthews and Charles E. McCarthy

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.)

2. APPROVAL OF THE EXTENTION OF THE FINLAY ENTERPRISES, INC. 1997 LONG TERM INCENTIVE PLAN (THE “1997 PLAN”) AND MERGER OF THE FINLAY ENTERPRISES, INC. LONG TERM INCENTIVE PLAN (ADOPTED IN 1993) AND THE 1997 PLAN (AS EXTENDED) INTO THE FINLAY ENTERPRISES, INC. 2007 LONG TERM INCENTIVE PLAN:

☐ FOR                                                 ☐ AGAINST                                                 ☐ ABSTAIN

3. APPROVAL OF THE FINLAY ENTERPRISES, INC. CASH BONUS PLAN:

☐ FOR                                                  ☐ AGAINST                                                 ☐ ABSTAIN

4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

If no direction is given, this proxy will be voted FOR the election of the nominees set forth in Proposal No. 1, FOR Proposal No. 2 and FOR Proposal No. 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES SET FORTH IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

TO BE VALID, THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

[BACK]

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.